UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Western Alliance Bancorporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary material.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Western Alliance Bancorporation

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

Proxy Statement

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

2019 Annual Meeting of Stockholders

DATE AND TIME	LOCATION	RECORD DATE

▼	▼	▼
Tuesday, June 4, 2019 11:00 a.m., local time	One E. Washington Street Suite 1400 Phoenix, Arizona	April 5, 2019

Voting Matters and Board Recommendations			How to Vote

Proposal No.		Board Recommendation

Internet

going to www.proxyvote.com and
following the online instructions. You will
need information from your Notice of
Internet Availability or proxy card, as
applicable, to submit your proxy.

Telephone

calling 1-800-690-6903 and
following the voice prompts. You will need
information from your Notice of Internet
Availability or proxy card, as applicable, to
submit your proxy.

Mail

(if you request to receive your
proxy materials by mail):
marking your vote on your proxy card,
signing your name exactly as it appears on
your proxy card, dating your proxy card, and
returning it in the envelope provided.

1.	Election of Directors. To elect thirteen directors to the Board of Directors for a one-year term (“Proposal No. 1” or “Election of Directors”)	“FOR”
2.	Advisory (Non-Binding) Vote on Executive Compensation. To approve, on a non-binding advisory basis, executive compensation (“Proposal No. 2” or “Say-on-Pay”)	“FOR”
3.	Ratification of Auditor. To ratify the appointment of RSM US LLP as the Company’s independent auditor (“Proposal No. 3” or “Ratification of Auditor”)	“FOR”

By order of the Board of Directors,

Randall S. Theisen

Secretary

Phoenix, Arizona

April 17, 2019

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 4, 2019: This proxy statement, along with our annual report on Form 10-K for the fiscal year ended December 31, 2018, are available free of charge online at www.proxyvote.com.

ABOUT US

About Western Alliance Bancorporation

With more than $20 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies and has ranked in the top 10 on the Forbes “Best Banks in America” list for four consecutive years, 2016-2019. Its primary subsidiary, Western Alliance Bank, Member FDIC, helps business clients realize their growth ambitions with local teams of experienced bankers who deliver superior service and a full spectrum of customized loan, deposit and treasury management capabilities. Business clients also benefit from a powerful array of specialized financial services that provide strong expertise and tailored solutions for a wide variety of industries and sectors. A national presence with a regional footprint, Western Alliance Bank operates individually branded, full-service banking divisions and has offices in key markets nationwide.

#1 in the west for Best Commercial Lending Strategy, and in top five for Best Corporate Citizen and Best Board BANK DIRECTOR 2019 RankingBanking Study	Western Alliance earns top 10 spot on “Best Banks in America” list four years running, 2016-2019 FORBES Best Bank in America 2019	Western Alliance recognized on Fortune’s 2018 “100 Fastest-Growing Companies” list FORTUNE MAGAZINE 100 Fastest-Growing Companies List 2018

Western Alliance earns #1 spot as S&P’s Global Market Intelligence’s best-performing regional bank for 2018 S&P GLOBAL MARKET INTELLIGENCE Best-Performing Regional Banks, 2018

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            I

INVESTING IN OUR COMMUNITY

Western Alliance people are passionate about improving the quality of life in our local communities. We support affordable housing, education, job creation, workforce development, arts and culture, and so much more.

The bank’s concentrated efforts in small business lending create opportunity that adds economic vitality at every level. And we always dedicate resources, time and talent to high-impact community service organizations that help low- to moderate-income individuals.

$205.3 Million	10,259 Hours	$1.2 Million	$133.6 Million
in new community development loans	in volunteer time	in community donations to 157 organizations	in new community investments

Corporate Philanthropy Award for Community Impact

The bank’s wide-ranging commitment to giving back to its communities earned the prestigious 2018 Corporate Philanthropy Award from the Phoenix Business Journal. The publication honored Alliance Bank of Arizona and Western Alliance for creating positive impacts across Arizona. In just one measure of our engagement, bankers hold leadership positions in 106 charitable and business organizations statewide.

Green Our Planet

Bank of Nevada partnered with the Green Our Planet conservation organization to bring nutrition, health and business skills to Title I schools in Las Vegas. As part of this “groundbreaking” garden program, students not only grow fresh produce to share with their families, but they also sell vegetables at a student-run farmers market, create business plans and manage money. In a first among Nevada financial institutions, Bank of Nevada earned the Community Award for Financial Education from the American Bankers Association Foundation for being part of this effective program.

Dollars and Sense

Its just good sense for kids to understand how money works. That’s why Western Alliance devotes substantial funds and volunteer time to helping students from low- and moderate-income families learn the basics of financial literacy. In 2018, our bankers volunteered nearly 2,300 hours to this important cause that has life-long positive impacts.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            II

GENERAL INFORMATION

PROXY STATEMENT

This proxy statement is being provided to shareholders of Western Alliance Bancorporation (“Company”) for solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of the Stockholders (“Annual Meeting”), and any and all adjournments thereof.

Corporate Governance

Our Board of Directors is responsible for ensuring effective governance over the Company’s affairs. The Company has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics. These documents are available in the Governance Documents section of the Investor Relations page of the Company’s website at www.westernalliancebancorporation.com or, for print copies, by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary.

Board Overview

Combining Refreshment and Retention

The Board refreshment process reflects our continued growth as a Company, and our focus on having a Board composed of directors who actively contribute to the evolving needs of the Company, while maintaining the invaluable institutional knowledge brought by more tenured directors.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            1

CORPORATE GOVERNANCE  •  BOARD OVERVIEW

The Right Skills for our Board

As a part of the Board evaluation and director selection processes, the Nominating and Corporate Governance Committee (the “Governance Committee”) maintains a Director Skills Matrix (described further in the “Director Selection Process” section of this proxy statement). The Governance Committee and the Board believe that the director nominees for 2019 provide the Company with the right mix of skills and experience necessary for an optimally functioning Board.

Strategic Leadership Experience driving strategic direction and growth of an organization	Operations Management Experience Experience or expertise in managing the operations of a business or major organization

Industry Background Experience in the financial services industry, particularly in the area of commercial banking, and proven knowledge of key customers and/or associated risks.	Public Company Board Service Experience as a board member of another publicly-traded company

Financial Acumen Experience or expertise in financial accounting and reporting or the financial management of a major organization	Corporate Finance & M&A Experience Experience in corporate lending or borrowing, capital markets transactions, significant mergers or acquisitions, private equity, or investment banking

Highly Regulated Industry Experience in a highly regulated industry, such as financial services, gaming, healthcare, pharmaceuticals, etc.	Technology/Information Security Experience Understanding of information technology systems and development, and/or information security whether through academia or industry experience.

CEO Leadership Experience serving as the Chief Executive Officer of a major organization	Geographic Expertise Knowledge of or experience in a specific geographic area or market in which the Company and its subsidiaries operate.

Board Leadership Structure

In accordance with the Company’s Bylaws, as amended (“Bylaws”), the Chairman of the Board of Directors (the “Chairman”) is a discretionary position whose sole stated duty is to preside at meetings of the Board of Directors and meetings of stockholders, as well as to perform such other duties as assigned to him by the Board of Directors. The Chief Executive Officer (“CEO”) is required to be a member of the Board of Directors, subject to the direction of the Board of Directors, and has general supervision, direction and control of the business and officers of the Company. The positions of Chairman and CEO may be held by the same person or may be held by two people. The Board of Directors does not have a definitive policy on whether the role of the Chairman and the CEO should be separate.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            2

CORPORATE GOVERNANCE  •  BOARD LEADERSHIP STRUCTURE

The Company has a Lead Independent Director, who is selected by the non-management directors, because the Board of Directors believes the position can contribute to improved corporate performance in the following ways: (1) supporting effective communication and building a productive relationship between the CEO and other members of executive management and the Board of Directors; (2) leading the process for improving performance of the Board of Directors; and (3) assisting in a crisis. Bruce Beach has served as the Company’s Lead Independent Director since 2010. In addition to the duties of all directors, the specific responsibilities of the Company’s Lead Independent Director are as provided below:

Lead Independent Director Responsibilities

•  Assist the Chairman and CEO with setting the Board agenda and schedules;

•  Preside at meetings in the absence of the Chairman;

•  Assist new Board members and provide counsel needed to enable them to become active and productive contributors;

•  Call for meetings of the independent and/or non-management directors as necessary, set the agenda and preside at such meetings;

•  Work with the Governance Committee regarding committee assignments, succession planning and Board candidates;

•  Lead the Board in evaluating the CEO;

•  Provide feedback to the CEO and management team on issues of interest or concern to the Directors, including ensuring the Board has the information it has requested;

•  Lead the Board process to ensure focus on strategic issues rather than minutiae;

•  Facilitate outside director action in a crisis;

•  Lead the Board to achieve consensus in its deliberations while reaching timely decisions;

•  Stay informed about Company activities, strategies, performance and provide counsel and feedback to the CEO;

•  Work with the Governance Committee to lead the Board and individual directors through an annual evaluation process; and

•  If requested, communicate directly with stockholders.

On April 1, 2018, Robert Sarver stepped down from his position as CEO of the Company and was appointed to the newly created position of Executive Chairman, which encompasses the duties of the Chairman as well as certain other responsibilities. The Governance Committee determined that separating the roles of CEO and Chairman was the best approach to guiding the Company through a successful CEO transition. Mr. Sarver continues to preside over board meetings in his role of Executive Chairman, and the Company continues to utilize a Lead Independent Director due to Mr. Sarver’s ongoing executive duties. The Governance Committee believes this leadership structure is the most appropriate for the Company and its stockholders. The Governance Committee based its determination on a number of reasons, the most significant of which include the following:

•

The continuity of leadership at the Board level during the CEO transition provides stability to the Company and its stockholders. Mr. Sarver has made substantial contributions to the Company’s success, and the Board benefits from his continued advice and engagement. Mr. Vecchione and Mr. Sarver work together, and the Company benefits from their combined experience; and

•

The structure of our Board of Directors provides strong oversight by independent directors. Our Lead Independent Director’s responsibilities include leading independent and non-management sessions of the Board of Directors during which our directors meet without management. These sessions allow the Board of Directors to review key decisions and discuss matters in a manner that is independent of the CEO and Executive Chairman and, where necessary, critical of the CEO, the Executive Chairman, and senior management. In addition, each of the Board of Directors’ standing committees is chaired by an independent director.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            3

CORPORATE GOVERNANCE  •  DIRECTOR SELECTION PROCESS

Director Selection Process

One of the primary responsibilities of the Governance Committee is to assist the Board of Directors in identifying, and reviewing the qualifications of, prospective directors of the Company. The Board of Directors and the Governance Committee periodically review the appropriate size and composition of the Board of Directors. In considering candidates for the Board of Directors, the Governance Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a Governance Committee-recommended nominee.

The Governance Committee is guided by the following basic selection criteria for all nominees:

•  Whether the director/potential director has the financial acumen or other professional, educational or business experience relevant to an understanding of the Company’s business, such as experience in a regulated industry or a publicly held company;

•  Whether the director/potential director would be considered a “financial expert” or “financially literate” as defined in the listing standards of the NYSE or applicable law;

•  The director’s/potential director’s character and integrity, experience and understanding of strategy and policy-setting, reputation for working constructively with others and sufficient time to devote to matters of the Board of Directors;

• Whether the director/potential director meets the independence requirements of the SEC and listing standards of the NYSE;

• Whether the director/potential director possesses a willingness to challenge and stimulate management and the ability to work as part of a team in highly regulated environment.

•  Whether the director/potential director assists in achieving a mix of directors that represents a diversity of background, perspective and experience, including with respect to age, gender, race, place of residence and specialized experience; and

•  Whether the director/potential director, by virtue of particular technical expertise, experience or specialized skill relevant to the Company’s current or future business, will add specific value as a director;

• The director’s/potential director’s educational, business, non-profit or professional acumen and experience.

The Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Governance Committee has adopted a Director’s Skills & Experience Matrix (the “Skills Matrix”) outlining what it believes to be the key areas of expertise needed from Board members and identifying how each member contributes to the Board’s overall skillset. This practice allows the Governance Committee to assess opportunities to improve the Board’s diversity based on each member’s personal factors and professional characteristics. Using this methodology, the Governance Committee is dedicated to enhancing the skills and talent of its Board by identifying specific areas for improvement, thereby prioritizing the pool of persons considered for new Board positions.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            4

CORPORATE GOVERNANCE  •  DIRECTOR SELECTION PROCESS

New Director Nomination Process

1	2	3	4

▼	▼	▼	▼
Assess Composition and Determine Priorities	Solicit and Source a Diverse Pool of Candidates	Evaluation of Candidates	Recommend New Director Nominee to the Board

In 2018, the Governance Committee identified as one of its top priorities the need to recruit a new director who not only provides a valuable skillset in the area of information technology and data security to the Board, but also contributes to its gender diversity.

	Working with the Executive Chairman of the Board, the Governance Committee sought out a diverse pool of candidates using multiple sources, including a third party search firm and input from directors and stakeholders.

The Governance Committee evaluated candidates based on its set priorities, qualifications, independence, and any other information it deemed relevant. A select number of candidates were invited to interview with select members of management and the Governance Committee.

Through this process, the Governance Committee identified a number of qualified director candidates and ultimately selected Ms. Adriane McFetridge for recommendation to the Board. The Board then nominated Ms. McFetridge for election by a vote of the shareholders.

Ms. McFetridge offers the Board significant experience in information technology, including in the areas of ecommerce, payment solutions, data mining and analytics, product development, engineering, and delivery. A full discussion of Ms. McFetridge’s qualifications and biographical details is available on page 10 in the “Board Composition” section of this proxy statement.

Shareholder Recommendations for Nominees

The Governance Committee will consider nominees for directors recommended by stockholders. A stockholder wishing to recommend a director candidate for consideration by the Committee should send such recommendation to the Company’s Corporate Secretary at the address shown on the cover page of this proxy statement, who will then forward it to the Governance Committee. Any such recommendation should include the following minimum information for each director nominee: full name, address and telephone number, age, a description of the candidate’s qualifications for service on the Board of Directors (such as principal occupation and directorships on publicly-held companies during the past five years), the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and the number of shares of Company common stock owned, if any. A stockholder who wishes to nominate an individual as a director candidate at the annual meeting of stockholders, rather than recommend the individual to the Governance Committee as a nominee, must comply with certain advance notice requirements. See “Stockholder Proposals for the 2020 Annual Meeting” on page 64 for more information on these procedures.

If the Governance Committee receives a director nomination from a stockholder or group of stockholders who (individually or in the aggregate) beneficially own greater than 5% of the Company’s outstanding voting stock for at least one year as of the date of such recommendation, the Company, as required by applicable securities law, will identify the candidate and stockholder or group of stockholders recommending the candidate and will disclose in its proxy statement whether the Governance Committee chose to nominate the candidate, as well as certain other information.

Except for Ms. McFetridge, all of the nominees standing for election to the Company’s Board of Directors at this year’s Annual Meeting are current directors. The Governance Committee and the Board of Directors believe that all the nominees satisfy the above described director standards. Accordingly, all of such nominees were approved for election by the Board of Directors, based in part on the recommendation of the Governance Committee. With respect to this year’s Annual Meeting, no nominations for directors were received from stockholders.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            5

CORPORATE GOVERNANCE  •  DIRECTOR EMERITUS

Director Emeritus

Effective as of the date of the Annual Meeting, the Board of Directors has voted to appoint William S. Boyd to the position of Director Emeritus. Accordingly, Mr. Boyd is not standing for re-election to the Board of Directors at the Company’s 2019 Annual Meeting. When appointing Mr. Boyd to the Director Emeritus position, the Board considered Mr. Boyd’s role as the founder of the Company, through the formation of BankWest of Nevada and BankWest Nevada Corporation, his distinguished and loyal service as a member of the Board since the Company’s inception, the unfailing and invaluable leadership Mr. Boyd provided the Company through both prosperous and difficult times, including providing uncommon wisdom and support during the Great Recession, the fact that Mr. Boyd and his family members remain the largest non-institutional investors of the Company, and the continued value the Company and its directors would receive from Mr. Boyd’s participation in Board and Committee discussions on a non-voting basis. The position of Director Emeritus is an uncompensated position that allows Mr. Boyd to participate on a non-voting basis in both Board and Committee meetings.

Board Composition

The Company’s Bylaws provide that the Board of Directors will consist of not less than eight or more than seventeen directors. The Board of Directors may, from time to time, fix the number of directors within these limits. While the Bylaws allow for seventeen directors, at this time, the Governance Committee considers eleven to thirteen directors to be the ideal size for the Company’s Board of Directors. Neither Cary Mack nor Mr. Boyd, each current directors of the Company, are standing for re-election to the Board of Directors at the Company’s 2019 Annual Meeting; however, the Board of Directors has nominated Ms. McFetridge in addition to the twelve directors standing for re-election. Accordingly, effective as of the date of the Annual Meeting, the Board of Directors will set the number of directors at thirteen. At the Annual Meeting, the directors will be elected to serve for one-year terms.

Information regarding each of the Company’s director nominees is set forth below. All ages are provided as of December 31, 2018.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            6

CORPORATE GOVERNANCE  •  BOARD COMPOSITION

Information as to Director Nominees

The Board of Directors has nominated the individuals listed below to be elected as directors at the Annual Meeting. See “Items of Business To Be Acted On At The Meeting – Proposal No. 1 Election of Directors” on page 58. Each of the Company’s current directors also serves a director of the Company’s wholly owned bank subsidiary, Western Alliance Bank. In connection with his or her (re-)election to the Company’s Board of Directors, these nominees will also be (re-)elected to the board of Western Alliance Bank.

BRUCE BEACH, C.P.A.
CHAIRMAN BeachFleischman PC Age: 69 Director since: 2005 Lead Independent Director since: 2010 Audit Committee Financial Expert	Committee Membership: • Audit Committee • Nominating and Corporate Governance Committee

  Qualifications:

•	Financial expert with over 45 years of experience in public accounting.
•	Executive management experience.
•	Knowledge of the Southern Arizona market and business environment.

  Biographical Information:

•	Chairman, BeachFleischman PC, an accounting and business advisory firm in Southern Arizona, since May 1991.
•	Chief Executive Officer, BeachFleischman PC, from 1991 to 2015.
•	Board member, Arizona State Board of Accountancy, since his gubernatorial appointment in July 2018.
•	Board member and former Chairman, Southern Arizona Leadership Council.
•	Former Chairman, Vice-Chairman, and Audit Committee Chairman, Carondelet Health Network, one of the largest hospital systems in Southern Arizona.

  Education:

•	B.S., Business Administration, University of Arizona
•	M.B.A., University of Arizona

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            7

CORPORATE GOVERNANCE  •  BOARD COMPOSITION

HOWARD N. GOULD
VICE CHAIRMAN CCFW, Inc. dba Carpenter & Company Age: 69 Director since: 2015	Committee Membership: • Risk Committee (Chair) • Nominating and Corporate Governance Committee

  Qualifications:

•	Experience in management at large financial institutions.
•	Understanding of bank regulatory framework as a former Commissioner of California’s bank regulatory agency.
•	Knowledge of risk management within the banking industry, including the risks presented by the information security landscape.

  Biographical Information:

•	Vice Chairman, Carpenter and Company since 2005.
•	Director, Bridge Capital Holdings, from 2009 until it merged into Western Alliance Bank in June of 2015.
•	California Commissioner of Financial Institutions under Governor Arnold Schwarzenegger from 2004 to 2005.
•	Vice Chairman, Bank of the West, from 2002 to 2003.
•	Vice Chairman and Chief Operating Officer, United California Bank, from 1992 until its acquisition by Bank of the West.
•	Managing Partner, The Secura Group, a nationwide financial services consultancy, prior to 1992.
•	Superintendent of Banks for the State of California under Governor George Deukmejian from 1983 to 1989.
•	Retail Banking, Bank of America, prior to 1983.
•	Statewide Corporate Public Affairs, Wells Fargo Bank, prior to 1983.

  Education:

•	B.S., Business Administration, San Jose State University
•	M.B.A., California State University

STEVEN J. HILTON
CHIEF EXECUTIVE OFFICER Meritage Homes Corporation Age: 57 Director since: 2002	Committee Membership: • Finance and Investment Committee

  Qualifications:

•	Public company expertise.
•	Executive management and leadership experience.
•	Risk identification and assessment skills.
•	Considerable knowledge of the national real estate market.

  Biographical Information:

•

Co-founder, Chairman and Chief Executive Officer, Meritage Homes Corporation, a publicly traded home building company listed on the NYSE. Mr. Hilton originally founded Monterey Homes, in 1985, which became publicly traded and combined with Legacy Homes in 1997, which thereafter became Meritage Homes Corporation.

•	Member, NAHB’s High Production Home Builders Council.
•	Board Member, Boys & Girls Clubs of Greater Scottsdale.

  Education:

•	B.S., Accounting, University of Arizona

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            8

CORPORATE GOVERNANCE  •  BOARD COMPOSITION

MARIANNE BOYD JOHNSON
VICE CHAIRMAN AND EXECUTIVE VICE PRESIDENT Boyd Gaming Corporation Age: 60 Director since: 1995 (founding)	Committee Membership: • Compensation Committee • Risk Committee

  Qualifications:

•	Executive experience in the highly regulated gaming industry.
•	Knowledge of the Nevada economy and other geographically unique markets.
•	Considerable public company experience, and bank board experience.

  Biographical Information:

•	Board Member, Boyd Gaming Corporation, since 1992.
•	Vice Chairman of the Board, Boyd Gaming Corporation, since February 2001.
•	Executive Vice President, Boyd Gaming Corporation, since January 2008.
•	Senior Vice President, Boyd Gaming Corporation, from December 2001 until December 2007. Ms. Johnson has served Boyd Gaming since 1977 in a variety of capacities, including sales and marketing.
•	Director, Nevada Community Bank until its sale to First Security Bank (Wells Fargo) in 1993.

ROBERT P. LATTA
SENIOR PARTNER Wilson Sonsini Goodrich & Rosati, PC Age: 64 Director since: 2015	Committee Membership: • Audit Committee • Compensation Committee

  Qualifications:

•	Public company board and audit committee experience.
•	Broad background in corporate and transactional matters, including company formations, venture capital financings, public offerings, and mergers and acquisitions.
•	In depth exposure to technology companies.
•	Significant corporate finance experience and familiarity with corporate governance matters.

  Biographical Information:

•

Senior Partner, Wilson Sonsini Goodrich & Rosati, one of the nation’s leading technology and growth business law firms, where he has worked since 1979 and has served as a member of various firm management committees.

•	Director, Bridge Capital Holdings, from 2004 until it merged into the Company in June of 2015.

  Education:

•	B.A., Economics, Stanford University
•	J.D., Stanford University

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            9

CORPORATE GOVERNANCE  •  BOARD COMPOSITION

TODD MARSHALL
PRESIDENT Marshall Management Company Age: 62 Director since: 1995 (founding)	Committee Membership: • Compensation Committee • Risk Committee

  Qualifications

•	Leadership experience.
•	Knowledge of the Las Vegas retail market and community.
•	Experience in the highly regulated gaming industry.
•	Marketing and branding expertise.

  Biographical Information

•	Owner and President, Marshall Management Co., a real estate investment and property management company in Las Vegas.
•	Director, Marshall Retail Group, which owns and operates stores in more than 140 locations, primarily in major casino-hotels in Nevada, Mississippi, and New Jersey, from May 1976 to 2015.
•	Chairman, Marshall Retail Group, until 2014.
•	Board Member, Consumer Health Services, from July 2007 to July 2012.
•	Chief Operating Officer, Consumer Health Services, from March 2011 to March 2012.
•	Former Chief Executive Officer, Marshall Retail Group.

ADRIANE C. MCFETRIDGE
DIRECTOR OF ENGINEERING— SUBSCRIPTION PLATFORM Netflix Director Nominee Age: 48 New Director Nominee	Committee Membership: N/A

  Qualifications

•	Technology professional with domestic and international experience working with leading edge technology companies.
•	Strategic and tactical experience focused on leveraging technology to expand the business footprint.
•	Knowledge of ecommerce, payment solutions, data mining and analytics.

  Biographical Information

•	Director of Engineering—Subscription Platform, Netflix, since May 2017.
•	Member of the Advisory Council of the Computer Science Department of the University of Texas since 2016.
•	Vice President—Payment Software Services, Verifone, from 2015 to 2016.
•	Director of Product Management, StubHub, from 2014 to 2015.
•	Director of Cross Border Trade, Ebay, from 2012 to 2014, prior to which Ms. McFetridge served as Chief of Staff to the CEO from 2011 to 2012, and as Director, Quality Assurance from 2002-2007.
•	Director of Quality Operations, PayPal, from 2009 to 2011.
•	Chief Technology Officer, Tradera AB, an Ebay, Inc. company located in Stockholm, Sweden, from 2007 to 2009.
•	Various management and engineering positions at Nortel Dasa and Bell Northern Research.

  Education:

•	B.S., Computer Science, University of Texas
•	M.B.A., Alliance Manchester Business School

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            10

CORPORATE GOVERNANCE  •  BOARD COMPOSITION

JAMES E. NAVE, D.V.M.
PRESIDENT & OWNER Tropicana Animal Hospital Age: 74 Director since: 1995 (founding)	Committee Membership: • Compensation Committee (Chair) • Finance and Investment Committee

  Qualifications

•	Leadership experience and management skills.
•	Financial acumen and audit committee experience.
•	Public company board service in multiple highly regulated industries.

  Biographical Information

•	Owner, Tropicana Animal Hospital, since 1974, and owner of multiple veterinary hospitals.
•	Director and Audit Committee Chairman, Station Casinos, LLC.
•	Lead Director, Audit Committee Chairman, Member of the Governance and Compensation Committees for Red Rock Resorts, Inc.
•	Globalization Liaison Agent for Education and Licensing for the American Veterinary Medical Association.
•	Director of International Affairs, American Veterinary Medical Association, until July 2013, completing a second six-year term, and a past President of that organization.
•	Member and past President, Nevada Veterinary Medical Association and the Western Veterinary Conference.
•	Former Executive Board Member, the World Veterinary Association.
•	Former Chairman, University of Missouri, College of Veterinary Medicine Development Committee.
•	Member and Former Chairman, Nevada State Athletic Commission, from 1988 to 1999 and Chairman from 1989 to 1992 and from 1994 to 1996.
•	Captain and Bronze Star Recipient, United States Armed Forces, during the Vietnam War until his discharge in 1971.

  Education:

•	B.S., University of Missouri
•	Doctor of Veterinary Medicine, University of Missouri

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            11

CORPORATE GOVERNANCE  •  BOARD COMPOSITION

MICHAEL PATRIARCA
Age: 68 Director since: 2016	Committee Membership: • Audit Committee (Chair)

  Qualifications

•	Bank regulatory experience.
•	Leadership experience gained at various large financial institutions.
•	Management expertise in bank audit matters.
•	Career financial services executive with diverse experience in the banking industry.

  Biographical Information

•

Managing Director, Promontory Financial Group, a premier financial services consulting firm, where he advised large financial institutions on risk management, audit, compliance, governance and a broad range of regulatory issues from 2009 to 2014, prior to which he served as a consultant from 2005 to 2008.

•	Global Head of Risk Management and Audit, Visa International, from 1999 to 2005.
•	General Auditor, Wells Fargo Bank, where he also held several key executive positions in the areas of audit, security, compliance, and risk management from 1992 to 1999.
•	Senior Regulatory Roles, Office of the Comptroller of the Currency and the Office of Thrift Supervision, with over 16 years of government service.

  Education:

•	B.A., History, University of California-Davis
•	J.D., Santa Clara University School of Law
•	L.L.M., Administrative Law/Economic Regulation, The George Washington University Law School

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            12

CORPORATE GOVERNANCE  •  BOARD COMPOSITION

ROBERT G. SARVER
EXECUTIVE CHAIRMAN Western Alliance Bancorporation Age: 57 Director since: 2002	Committee Membership: N/A

  Qualifications

•	Experience in banking, real estate and executive management.
•	Track record as a successful leader and entrepreneur in the Southwest, where the Company operates.
•	Deep knowledge of the Company’s business and operations.

  Biographical Information

•	Executive Chairman, Western Alliance Bancorporation, since April 2018, prior to which Mr. Sarver served as Chairman and Chief Executive Officer from December 2002 until April 2018.
•	Managing Partner, Phoenix Suns NBA basketball team.
•	Director, Sarver Heart Center at the University of Arizona.
•	Part Owner, Real Club Deportivo Mallorca, S.A.D., a Spanish professional soccer club.
•	Founder and Managing Principal, Southwest Value Partners Enterprises (“SVP”).
•	Director, Meritage Homes Corporation, until May 2019.
•	Director, Skywest Airlines, from 2000 to 2015.
•	Director and Credit Committee Member, Zions Bancorporation, from 1995 to 2001.
•	Executive Vice President, Zions Bancorporation, from June 1998 to March 2001.
•	Chairman and CEO, California Bank and Trust, from June 1998 to March 2001.
•	Lead Investor and Chief Executive Officer, GB Bancorporation, the former parent company of Grossmont Bank, from 1995 to 1997.
•	Founder and President, National Bank of Arizona, from 1984 until the bank’s time of sale in 1994 to Zions Bancorporation.

  Education:

•	B.S., Business Administration, University of Arizona

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            13

CORPORATE GOVERNANCE  •  BOARD COMPOSITION

DONALD D. SNYDER
CHAIRMAN The Smith Center for the Performing Arts Age: 71 Director since: 1997 (founding)	Committee Membership: • Nominating and Corporate Governance Committee (Chair) • Risk Committee

  Qualifications

•	Experience serving on boards of numerous industry and community organizations.
•	Understanding of the Company’s business, history and organization.
•	Extensive leadership skills, banking and regulatory expertise and management experience.

  Biographical Information

•

Dean, William F. Harrah College of Hotel Administration at the University of Nevada Las Vegas from June 2010 to June 2013; Executive Dean for Strategic Development from June 2013 to January 2014; President from February 2014 to January 2015; Presidential Advisor for Strategic Initiatives from January 2015 to January 2016; and currently Presidential Advisor in a voluntary capacity for University of Nevada Las Vegas.

•	Chairman, The Smith Center for the Performing Arts.
•

Director, Compensation Committee Chairman, Corporate Governance and Nominating Committee Member, Tutor Perini Corporation, one of the largest general contractors in the United States, publicly traded on the NYSE.

•	Director, Nominating and Corporate Governance Committee Chairman, and Compensation Committee Member, Switch, Inc., a publicly traded data center developer and operator.
•	Director, NV Energy, from 2005 to 2013.
•	President, Boyd Gaming Corporation, from January 1997 to March 2005, having joined the company’s board of directors in April 1996 and its management team in July 1996.
•	Co-Founder, Western Alliance Bancorporation, through the establishment of Bank of Nevada, the Company’s first bank subsidiary (f/k/a BankWest Nevada).
•	President and CEO, Fremont Street Experience LLC, a private/public partnership formed to develop and operate a major redevelopment project in Downtown Las Vegas, from 1992 to July 1996.
•

Chairman of the board of directors and CEO, First Interstate Bank of Nevada, then Nevada’s largest full-service bank, from 1987 to 1991. During his 22 years with First Interstate Bank from 1969 to 1991, Mr. Snyder served in various management positions in retail and corporate banking, as well as international and real estate banking.

  Education:

•	B.S. Business Administration, University of Wyoming
•	Graduate School of Credit & Financial Management, Stanford University

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            14

CORPORATE GOVERNANCE  •  BOARD COMPOSITION

SUNG WON SOHN, PH.D.
PRESIDENT SS Economics LLC Age: 74 Director since: 2010	Committee Membership: • Finance and Investment Committee (Chair) • Audit Committee

  Qualifications

•	Economic forecasting experience and abilities.
•	Management experience in the banking industry, including at one of the largest banks in the country.
•	Knowledge of the Southern California market.

  Biographical Information

•	Commissioner, Los Angeles City Employees Retirement System (LACERS) Board of Administration.
•	Board Member, National Association of Corporate Directors Southern California.
•	Former Smith Professor of Economics and Finance, California State University.
•	Former Vice Chairman, Forever 21, a multi-national retailer.
•	President and Chief Executive Officer of Hanmi Financial Corporation, a commercial bank in Los Angeles, California, from 2005 to 2007.
•	Executive Vice President and Chief Economic Officer, Wells Fargo Bank, from 1998 to 2005.
•	Senior Economist, the President’s Council of Economic Advisors in the White House, prior to 1974.
•	Tenured Professor, Pennsylvania State University System, prior to his time at the White House.
•	Author of two books, Global Financial Crisis and Exit Strategy and The New Economy.
•

Prior Board Member, Port of Los Angeles, First California Bank, Foreign Affairs Council of Los Angeles, Children’s Bureau of Los Angeles, Ministers Mutual Life Insurance Company, L.A. Music Center (Performing Arts), Park Nicollet Health Services, The Blake School, Minnesota Community College System, North Memorial Medical Center, Harvard Business School Association of Minnesota, and the American Heart Association of Minnesota.

  Education:

•	B.S., Economics, University of Florida
•	Master’s Degree in Economics, Wayne State University
•	Ph.D. in Economics, University of Pittsburgh
•	Professional Master’s Degree, Harvard Business School

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            15

CORPORATE GOVERNANCE  •  BOARD COMPOSITION

KENNETH A. VECCHIONE
CHIEF EXECUTIVE OFFICER Western Alliance Bancorporation Age: 64 Director since: 2007	Committee Membership: • Finance and Investment Committee

  Qualifications

•	Extensive public company experience and day to day knowledge of the Company.
•	Proven executive leadership abilities.
•	Diverse banking and financial institution background.
•	Board experience at both public and private companies.
•	Expertise and understanding of the current trends and regulatory issues within the financial services industry, with an understanding of risk management priorities.

  Biographical Information

•	Chief Executive Officer, Western Alliance Bancorporation, since April 1, 2018, after rejoining the company as President in July 2017.
•

President, Chief Executive Officer, and Director, Encore Capital Group (“Encore”), starting in April 2013, adding the position of Chief Executive Officer as of June 2013 through his June 2017 departure.

•	Chairman, Cabot Credit Management, Encore’s largest majority owned international subsidiary, during his time with Encore.
•	President and Chief Operating Officer, Western Alliance Bancorporation, from April 2010 to April 2013.
•	Board Member, Federal Home Loan Bank of San Francisco, from 2012 to 2013.
•	Director and Audit Committee Chairman, International Securities Exchange, from 2007 to June 2016.
•	Director and Audit Committee Chairman, Affinion Group, until January 2011.
•	Chief Financial Officer, Apollo Global Management, LLC, from 2007 to 2010.
•	Vice Chairman and Chief Financial Officer and multiple other positions, MBNA Corporation, from 1998 to 2006, with three years in the above listed titles.
•	Executive Vice President and Chief Financial Officer, AT&T Universal Card Services, from 1997 to 1998.
•	Chief Financial Officer, Citicorp Credit Services, from 1990 to 1994.
•	Current Board Member of the Phoenix Symphony.

  Education:

•	B.S., State University of New York

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            16

CORPORATE GOVERNANCE  •  DIRECTOR INDEPENDENCE

Director Independence

The Company’s common stock is traded on the NYSE. The NYSE’s rules require that a majority of directors of NYSE-listed companies be “independent.” For a director to be “independent” under the NYSE’s rules, the Board of Directors must affirmatively determine that the director has no material relationship with the Company, including its subsidiaries, either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company, and a director must satisfy all categorical standards relating to independence, as set forth in Section 303A of the NYSE Listed Company Manual.

Of the 13 persons nominated for election to the Board of Directors, 10 have been determined by the Board of Directors to be independent under NYSE standards. The Board of Directors based these determinations primarily on the recommendations of the Governance Committee, which performed a detailed review of the Company’s internal records and the responses of the directors to questions regarding employment and compensation history, affiliations and family and other relationships, and on discussions with such directors. As part of its review, the Governance Committee considered, among other things, the nature and extent of each director’s business relationships and transactions with the Company, its subsidiaries, and its executive officers and their affiliated business entities, including personal investment activities, professional services, involvement in charitable or non-profit organizations, and those relationships and transactions described in each of the “Certain Transactions with Related Persons” and the “Certain Business Relationships” sections herein, located on pages 53 and 54, respectively.

Based on these factors, the Board of Directors determined that Messrs. Sarver and Vecchione are not independent because both serve as executive officers of the Company. Likewise, the Board of Directors determined that Mr. Hilton is not currently independent. In evaluating Mr. Hilton’s independence, the Board of Directors considered a number of relevant factors, most significantly, the fact that he is Chairman and CEO of Meritage Homes Corporation (“Meritage”), and that Mr. Sarver serves as a member of the Meritage board of directors. Accordingly, based on Mr. Hilton and Mr. Sarver’s interlocking directorships, and notwithstanding that Mr. Hilton satisfies all of the NYSE’s categorical standards for independence, the Company’s Board of Directors concluded that Mr. Hilton not be deemed an independent director. Meritage has announced Mr. Sarver’s retirement from the Meritage board of directors, effective May 16, 2019, after that date the Board of Directors may re-evaluate its determination.

Meetings of the Board of Directors

The Board of Directors held seven meetings in 2018. Each current director attended at least 75% of the meetings of the Board of Directors and meetings of committees on which he or she served in 2018. The Company invites and encourages all of its directors to attend the Company’s annual meetings of stockholders, and all of the directors attended the 2018 annual meeting of stockholders.

Executive sessions of non-management directors (consisting of all directors other than Messrs. Sarver and Vecchione) and independent directors’ sessions (consisting of all directors other than Messrs. Sarver, Vecchione, and Hilton) are periodically scheduled and held during the Company’s quarterly Board of Directors meetings.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            17

CORPORATE GOVERNANCE  •  BOARD ROLE IN RISK OVERSIGHT

Board Role in Risk Oversight

Under the Company’s governance structure and applicable law, the Board of Directors is ultimately responsible for overseeing the Company’s risk management processes. The Company has adopted a three lines of defense risk management model, and the Board has distributed certain oversight responsibilities to its committees in keeping with the Board’s obligation to oversee and monitor the three lines of defense.

Board of Directors

The first line of defense is primarily evaluated by the full Board, and the Company’s executive officers make reports to the full Board of Directors regarding the risks within their areas of responsibility. Additionally, certain first line areas requiring special attention are delegated to Board Committees for in depth review. The supervision of the second and third lines of defense are described below.

i Chief Risk Officer	i Risk Committee	i Audit Committee

▼	▼	▼

The Company’s Chief Risk Officer (“CRO”) reports to both the Risk Committee and the Company’s General Counsel. The Company’s CRO oversees periodic comprehensive company-wide risk assessments and manages the Company’s enterprise risk management program. The CRO chairs the Enterprise Risk Management (“ERMC”), which is composed of many of the Company’s senior executives and subject matter experts. Under its charter, the ERMC meets on a regular basis throughout the year and is responsible for: (1) identifying and prioritizing business and financial risks, consistent with our Risk Appetite Statement; (2) oversight of business process risk; (3) ensuring that any identified risk control gaps are addressed; and (4) continually improving the Company’s risk management infrastructure. The CRO provides regular reports on ERMC activities to the Risk Committee and the full Board of Directors.

The Board has assigned primary oversight for the second line of defense (including the compliance and risk management functions) to the Directors Risk Committee (the “Risk Committee”), including credit, concentration, operational, market and information technology risks, among others. The Risk Committee is also responsible for compliance oversight, except where responsibility for compliance with particular laws and regulations have been specifically assigned to a different Board Committee (e.g., compliance with financial reporting regulations, which is overseen by the Audit Committee). The Risk Committee reports regularly to the Board of Directors regarding material matters discussed at meetings of the Risk Committee, as well as the current status of risk and action items. The Risk Committee assists the Board of Directors and its other committees with their risk-related activities, and acts as a resource to management, including the Company’s ERMC.

Primary oversight of the third line of defense is assigned to the Audit Committee, which is tasked with oversight of the Company’s audit function and financial reporting. The Audit Committee oversees the evaluation of the adequacy of the Company’s internal controls and its major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee, along with all of the Board Committees, regularly reports to the full Board on their risk management activities.

Finally, because the Board of Directors believes that skilled and well-informed directors are vital to effectively fulfilling the governance responsibilities of the Board of Directors, including oversight of the Company’s risk management processes, it has adopted and implemented a formal Director Training and Education Program.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            18

CORPORATE GOVERNANCE  •  NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP GUIDELINES

Non-Employee Director Stock Ownership Guidelines

The Board of Directors adopted Stock Ownership Guidelines for directors and executive officers because it believes that it is important to the Company’s future success that senior management and directors own and hold a minimum number of shares of common stock of the Company in order to further align their interests and actions with the interests of the Company’s stockholders. The Stock Ownership Guidelines require non-employee directors to own a minimum number of shares of the Company’s common stock, which is the number of shares having a value at least equal to five times such director’s annual cash compensation as reported in the Company’s most recent proxy statement, based on a rolling six month average of the Company’s share price. The Stock Ownership Guidelines provide for a transition period of five years during which new directors must achieve full compliance with these requirements. The Stock Ownership Guidelines are administered and enforced by the Governance Committee of the Board of Directors, and compliance is monitored and reported to the Committee by the Company’s General Counsel. Each director is in full compliance with these requirements. Stock Ownership Guidelines for the Company’s executive officers can be found on page 33.

The Company understands that hedging and significant amounts of pledging of Company stock by directors and executive officers may skew the alignment of the interests between Company insiders and Company stockholders. Therefore, the Stock Ownership Guidelines specifically prohibit any hedging of Company stock held by directors and executive officers, exclude pledged shares from required ownership levels, and establish both individual and collective maximums on Company shares that may be placed in a margin account or otherwise pledged.

Communication with the Board of Directors and its Committees

Any stockholder or other interested person may communicate with the Board of Directors, a specified director (including the Lead Independent Director), the non-management directors as a group, or a committee of the Board of Directors by directing correspondence to their attention, in care of the Corporate Secretary, Western Alliance Bancorporation, One E. Washington Street, Suite 1400, Phoenix, Arizona 85004. Anyone who wishes to communicate with a specific director, the non-management directors only or a specific committee should send instructions asking that the material be forwarded to the appropriate director, group of directors or committee chairman. All communications so received from stockholders or other interested parties will be forwarded to the director or directors designated.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            19

CORPORATE GOVERNANCE  •  COMMITTEES OF THE BOARD OF DIRECTORS

Committees of the Board of Directors

The Company’s Board of Directors has five standing committees:

•	Audit Committee

•	Compensation Committee

•	Nominating and Corporate Governance Committee
•	Finance and Investment Committee

•	Risk Committee

Information with respect to each of these committees is set forth below.

The Company may appoint additional, or modify existing, committees of the Board of Directors in the future, including ad hoc committees to address items requiring special attention, such as potential merger or acquisition opportunities, and for purposes of complying with all applicable corporate governance rules of the NYSE. Membership information and charter documents for each of the Company’s five committees listed above are available in the Investors Relations section of the Company’s website at www.westernalliancebancorporation.com. For printed copies of the charters, send a request to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary.

Board Committee and Membership	Primary Responsibilities
Audit Committee Mr. Patriarca, Chairman Mr. Beach, Financial Expert Mr. Latta Dr. Sohn All Independent All Financially Literate 12 Meetings during 2018

•  Serve as an independent and objective body and to otherwise assist the Board of Directors in its oversight of (a) the integrity of the Company’s financial statements, and (b) the performance of the Company’s internal audit function;

•  Be directly responsible for the appointment, compensation and oversight of any registered public accounting firm employed by the Company, or other firm, for the purpose of preparing or issuing an audit report or related work;

•  Pre-approve all auditing services and non-audit services provided to the Company by the independent auditor;

•  Prepare, or direct to be prepared, and review the report required by the proxy rules of the SEC to be included in the Company’s annual proxy statement;

•  Support an open avenue of communication among the independent auditor, financial and senior management, internal audit, and the Board of Directors;

•  Be directly responsible for the hiring, annual performance evaluation, compensation and oversight of the Chief Audit Executive (“CAE”);

•  Support the stature and independence of internal audit by meeting directly with the CAE regarding the internal audit function, organizational concerns, and industry concerns;

•  Support internal audit’s budget, staffing, and system relative to the firm’s asset size and complexity and the pace of technological and other changes;

•  Review the status of actions recommended by internal audit and external auditors to remediate and resolve material or persistent deficiencies identified by internal audit and findings identified by supervisors;

•  Oversee the third line of defense in the Company’s Three Lines of Defense Model;

•  Review the independent auditor’s qualifications and independence;

•  Oversee the Company’s compliance with the rules and regulations related to the preparation and presentation of financial statements; and

•  Provide regular reports to the Board of Directors of the Company and its bank subsidiary.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            20

CORPORATE GOVERNANCE  •  COMMITTEES OF THE BOARD OF DIRECTORS

Board Committee and Membership	Primary Responsibilities
Compensation Committee Dr. Nave, Chairman Ms. Johnson Mr. Mack Mr. Latta Mr. Marshall All Independent 7 Meetings during 2018

•  Annually review and approve corporate goals and objectives relevant to the CEO’s compensation, assist the Lead Independent Director in the Board of Directors’ evaluation of the CEO’s performance in light of those goals and objectives, and recommend compensation levels for the CEO to the full Board of Directors;

•  Engage and terminate, at the Committee’s sole authority and discretion, outside consultants to study and make recommendations regarding director or executive compensation matters, and the sole authority to approve their fees and other retention terms;

•  Approve compensation, including cash-based and equity awards, of executive officers, which may include consideration of the results of the most recent shareholder advisory vote on executive compensation;

•  Administer the Company’s executive incentive compensation plans and equity-based plans;

•  Assess the desirability of, and review and recommend to the Board for approval, new executive incentive compensation plans and all equity-based incentive plans, significant amendments to those plans, and any increase in shares reserved for issuance under existing equity based plans;

•  Review and make recommendations on an annual basis to the independent directors of the Board with respect to the compensation of directors;

•  Annually prepare and issue a report on executive compensation for inclusion in the Company’s annual meeting proxy statement, and review and approve all other sections of the proxy statement relating to director and executive compensation, in accordance with applicable rules and regulations;

•  Review and discuss with management the Compensation Discussion and Analysis (the “CD&A”) required by the rules and regulations of the SEC to be included in the Company’s proxy statement and annual report on Form 10-K and determine whether or not to recommend to the Board that the CD&A be so included;

•  Evaluate and discuss with the appropriate officers of the Company its employee compensation programs as they relate to risk management and risk-taking incentives in order to determine whether any risk arising from such compensation programs is reasonably likely to have a material adverse effect on the Company;

•  Adopt policies regarding the adjustment or recovery of incentive awards or payments if the relevant Company performance measures upon which such incentive awards or payments were based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment, consistent with Section 10D of the Exchange Act;

•  Review and recommend to the Board for approval the frequency with which the Company will conduct Shareholder Say on Pay Votes under the Dodd-Frank Act, taking into account the results of the most recent stockholder advisory vote on frequency of Say on Pay Votes required by Section 14A of the Exchange Act, and review and approve the proposals regarding the Say on Pay Vote and the frequency of the Say on Pay Vote to be included in the Company’s proxy statement; and

•  Provide regular reports to the Board of Directors of the Company and its bank subsidiary.

The Compensation Committee also has the authority to delegate its authority to subcommittees and individual members of the Compensation Committee as the Compensation Committee deems appropriate; provided that any delegate shall report any actions taken to the whole Compensation Committee at its next regularly scheduled meeting. The “Compensation Committee Report” appears on page 43.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            21

CORPORATE GOVERNANCE  •  COMMITTEES OF THE BOARD OF DIRECTORS

Board Committee and Membership	Primary Responsibilities
Nominating and Corporate Governance Committee Mr. Snyder, Chairman Mr. Boyd Mr. Gould Mr. Beach All Independent 7 Meetings during 2018

•  Identify individuals qualified to become members of the Company’s Board of Directors and recommend director candidates for election or re-election to the Board of Directors;

•  Develop and maintain a Director Skills Matrix, the function and use of which will be to assist the Committee in analyzing the Board’s current skillset, and to assist the Committee in the director selection and nomination process;

•  Review and assess the effectiveness of the Company’s corporate governance structure and processes, and recommend any changes to the full Board of Directors and management, including Board committee structure and membership;

•  Periodically recommend changes in the size and composition of the Board of Directors, if appropriate;

•  Review and recommend changes to, and administer and enforce, the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, Insider Trading Policy, Stock Ownership Guidelines, and Director Training and Education Program;

•  Review and approve those sections of the Company’s proxy statement relating to corporate governance matters and Board Committee functions and responsibilities;

•  Review and approve the Company’s policy making framework, as necessary and appropriate;

•  Make recommendations to the Board of Directors about succession planning for the CEO and other senior executives; and

•  Oversee the annual evaluation process for the Board of Directors.

The Governance Committee also has the authority to delegate its authority to subcommittees and individual members of the Governance Committee as it deems appropriate; provided that any delegate shall report any actions taken to the whole Committee at its next regularly scheduled meeting. See “Director Selection Process” on page 4 for further information on the process by which directors are nominated for election to the Company’s Board of Directors.

Finance and Investment Committee Dr. Sohn, Chairman* Mr. Mack* Dr. Nave* Mr. Hilton Mr. Vecchione * 3 Independent 6 Meetings during 2018

•  Monitor the Company’s investment portfolio and trading account activities, including investment and loan purchase and sale activity, valuation trends and methodology, and compliance with approved policies and risk limitations;

•  Monitor the Company’s interest rate and liquidity risk positions considering the trends, effectiveness, size, and sensitivities to stress of these positions relative to approved policies and risk limitations;

•  Review and discuss the Company’s current and projected capital ratios considering overall financial condition, growth, strategy changes, and relevant economic conditions;

•  Review and discuss trends and changes related to deposit taking and borrowings;

•  Monitor the overall activities conducted in any non-banking affiliates of the Company;

•  Review and discuss the risk management, accounting, profitability, legal, audit and compliance, systems and operations, and reputational risk implications of any new investment, business initiatives, tax planning strategies, debt, equity capital, and/or derivative or hedging strategies prior to the introduction of the product;

•  Review any relevant reports rendered by the Company’s internal audit and compliance departments, and external auditors, and work with the Audit Committee, as appropriate, to ensure that any necessary corrective actions are taken and achieved;

•  Review any relevant reports received from bank regulators regarding the activities of the Committee; and

•  Review any material required as part of bank run capital stress testing, including models, financial schedules and supporting artifacts.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            22

CORPORATE GOVERNANCE  •  COMMITTEES OF THE BOARD OF DIRECTORS

Board Committee and Membership	Primary Responsibilities
Risk Committee Mr. Gould, Chairman Ms. Johnson Mr. Marshall Mr. Snyder Mr. Patriarca All Independent 10 Meetings during 2018

•  Receive presentations and other information to understand the significant risks to which the Company is exposed;

•  Review the Company’s procedures and techniques, and approve, where appropriate, policies developed and implemented to measure the Company’s risk exposures and for identifying, aggregating, evaluating and managing the significant risks to which the Company is exposed, to ensure that they remain appropriate and prudent;

•  Monitor, on a regular basis, the Company’s risk management performance and obtain, on a regular basis, reasonable assurance that the Company’s risk and model risk management policies for significant risks are being adhered to;

•  Be consulted in the hiring and dismissal of the CRO, and approve compensation of the CRO;

•  Consider and provide advice to the Board of Directors, when appropriate, on the risk impact of any strategic decision that the Board of Directors may be contemplating, including considering whether any strategic decision is within the risk tolerance established for the Company and its individual business units;

•  Recommend a risk appetite statement for the Company to the full Board for approval, and monitor compliance with the risk appetite statement, including development of risk tolerances, targets and limits as appropriate;

•  Review the examination reports of federal and state regulatory agencies having supervisory authority over the Company’s activities;

•  Review and approve any other matters required by the Company’s regulators from time to time;

•  Review the amount, nature, characteristics, concentration and quality of the Company’s credit portfolio, including all significant exposures to credit risk through reports on significant credit exposures presented to the Committee, exceptions to risk policies and procedures, if any, and trends in portfolio quality (credit and position risk), market risk, liquidity risk, economic data and other risk information;

•  Monitor management’s oversight of the Company’s Financial Crimes Risk Management program, including reviewing related policies, risk assessment results and monitoring efforts (e.g., BSA/AML/OFAC metrics);

•  Monitor management’s oversight of Operations and Technology risk including, cyber security, information security, Business Continuity and Disaster Recovery programs;

•  Review and approve annually the level and adequacy of the Company’s insurance program, policies and coverage limits, including an assessment of insurance carriers and brokers; and

•  Review and approve significant risk management principles and policies (as delegated by the Board of Directors), and review periodically, but at least once a year, the management programs related to overseeing compliance with such principles and policies.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            23

CORPORATE GOVERNANCE  •  COMPENSATION OF DIRECTORS

Compensation of Directors

The table below provides information concerning the compensation of the Company’s non-employee directors for 2018. The Company does not pay employees of the Company additional compensation for their service as directors. Accordingly, this table does not include Mr. Sarver or Mr. Vecchione. Non-employee directors receive annual retainers, committee service retainers, equity grants in the form of restricted Company stock, and amounts for special assignments as determined to be appropriate.

In January 2018, the Board approved the following compensation schedule for non-employee directors. All retainers are paid in quarterly installments and pro-rated as necessary.

•	An annual board service retainer of $50,000;

•	Committee service retainers of $20,000 for the Audit Committee, $10,000 for the Finance & Investment, Compensation, Risk Management, and Governance Committees;

•

Retainers of $15,000 for the Lead Independent Director, $15,000 for the Audit Committee Chairman, $10,000 for the Finance & Investment, Compensation, Risk Management, and Nominating Committee Chairmen; and

•	Equity compensation of 3,750 shares in restricted stock.

In addition to the standard director compensation, the Board approved additional compensation for Mr. Patriarca in the amount of $100,000 annually for a special Audit Committee assignment that required significant time outside of the standard meeting schedule. Mr. Patriarca’s special Audit Committee assignment concluded in June of 2018.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Bruce Beach	95,000	212,288	307,288

William S. Boyd	60,000	212,288	272,288

Howard Gould	80,000	212,288	292,288

Steve Hilton	70,000	212,288	282,288

Marianne Boyd-Johnson	70,000	212,288	282,288

Robert Latta	80,000	212,288	292,288

Cary Mack	70,000	212,288	282,288

Todd Marshall	70,000	212,288	282,288

Michael Patriarca	145,000	212,288	357,288

James Nave	80,000	212,288	292,288

Donald Snyder	80,000	212,288	292,288

Sung Won Sohn	90,000	212,288	302,288

(1)

In accordance with SEC regulations, stock awards are valued at the grant date fair value computed in accordance with FASB ASC Topic 718. For restricted stock, the fair value per share is equal to the closing price of the Company’s stock on the date of grant.

Active non-employee directors were each awarded 3,750 shares of restricted stock that fully vested on June 30, 2018.

As of December 31, 2018, none of the directors had outstanding restricted stock awards (“RSAs”).

Complete beneficial ownership information of Company stock for each of our current directors is provided in this proxy statement on page 56 under the heading, “Security Ownership of Certain Beneficial Owners, Directors and Executive Officers.”

In January 2019, as part of its annual review of director compensation, the Compensation Committee recommended that the director compensation remain at 2018 levels, with an increase to the number of shares granted based on the change in the value of the stock price from the prior year. The Board of Directors approved the Compensation Committee’s recommendations and granted 5,000 shares of restricted stock to each director on February 5, 2019, with the shares scheduled to vest on July 1, 2019.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            24

CORPORATE GOVERNANCE  •  AUDIT COMMITTEE REPORT

Audit Committee Report

The Board of Directors of Western Alliance Bancorporation approved the charter of the Company’s Audit Committee on April 27, 2005, and the charter was most recently amended on February 5, 2019. The charter states that the primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: (i) the Company’s financial reports and other financial information provided by the Company to governmental bodies or the public; (ii) the Company’s systems of internal controls regarding finance, accounting, regulatory compliance and ethics that management and the Board of Directors have established; (iii) the Company’s internal audit function; and (iv) the Company’s auditing, accounting and financial reporting processes. The Audit Committee periodically reports on these and other pertinent matters that come before it to the full Board of Directors.

The following four directors are currently members of the Audit Committee: Messrs. Patriarca (Chairman), Latta, Beach, and Dr. Sohn. The Board of Directors has determined that each member of the Audit Committee satisfies the requirements of the applicable laws and regulations relative to the independence of directors and Audit Committee members, including, without limitation, the requirements of the SEC and the listing standards of the NYSE. The Board of Directors has further determined, in its business judgment, that each member of the Audit Committee is “financially literate” under NYSE listing standards and that Mr. Beach qualifies as an “audit committee financial expert” as defined by the SEC. During 2018, the Audit Committee met twelve times.

While the Audit Committee has the duties and responsibilities set forth in its charter, it is not the responsibility of the Audit Committee to plan or conduct audits, to implement internal controls, or to determine or certify that the Company’s financial statements are complete and accurate or are in compliance with generally accepted accounting principles in the United States of America (“GAAP”). Furthermore, it is not the duty of the Audit Committee to assure compliance with applicable laws, rules, and regulations. These are the duties and responsibilities of management, the Company’s independent registered public accounting firm, and others as described more fully below.

Management is responsible for the Company’s financial reporting process, which includes the preparation of the Company’s financial statements in conformity with GAAP, and the design and operating effectiveness of a system of internal controls and procedures to provide compliance with accounting standards and applicable laws, rules, and regulations. Management is also responsible for bringing appropriate matters to the attention of the Audit Committee and for keeping the Audit Committee informed of matters that management believes require attention, guidance, resolution, or other actions. RSM US LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for expressing an opinion on the conformity of the Company’s consolidated financial statements with GAAP.

During the year, the Audit Committee discussed with RSM US LLP and the Company’s internal auditors, with and without management present, the overall scope and plans for their respective audits, the results of their examinations, and their evaluations of the effectiveness of the Company’s internal controls and of the overall quality of the Company’s financial reporting.

The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for the year ended December 31, 2018 with RSM US LLP, the Company’s independent registered public accounting firm, and management. In addition, the Audit Committee discussed with RSM US LLP those matters required to be discussed under generally accepted auditing standards, including Statement on Auditing Standards No. 1301 (Communication with Audit Committees) as currently in effect.

RSM US LLP has provided to the Audit Committee the written disclosures and the letter required by the PCAOB’s Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, as currently in effect, and the Committee discussed with RSM US LLP any relationships that may impact on the firm’s objectivity and independence and satisfied itself as to the auditors’ independence. In addition, the Audit Committee reviewed and approved the fees paid to RSM US LLP for audit and non-audit related services.

Based on the reviews and discussion referred to above, the Audit Committee approved the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.

Submitted by the Audit Committee

Michael Patriarca (Chairman)

Bruce Beach

Robert P. Latta

Sung Won Sohn, Ph.D.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            25

CORPORATE GOVERNANCE  •  AUDIT COMMITTEE REPORT

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference with any previous or future filings by the Company under the Securities Act of 1933 or the Exchange Act except to the extent that the Company specifically incorporates this report therein by reference.

Compensation Committee Matters

The Committee’s Processes and Procedures

The Compensation Committee’s charter is reviewed no less than annually to ensure that the Compensation Committee is fulfilling its duties in aligning the Company’s executive compensation program with the creation of stockholder value. The Board of Directors adopted the Committee’s charter on April 27, 2005, and most recently approved the charter on February 5, 2019.

The Compensation Committee’s charter provides the Compensation Committee with the sole authority and discretion to engage and terminate outside advisors to study and make recommendations regarding director or executive compensation matters, and has the sole authority to approve their fees and other retention terms. In 2018, the Compensation Committee retained Willis Towers Watson (the “Consultant”) as its outside independent compensation consultant to advise it on director and executive compensation matters. In this capacity, the Consultant reported directly to the Committee and provided data, analysis and guidance to assist the Committee in ensuring that the Company’s executive compensation programs and director compensation programs are appropriate, reasonable, and consistent with the Committee’s compensation objectives.

The Compensation Committee works directly with the Consultant to determine the scope of the work needed to assist the Committee in its decision-making processes. The Consultant attended Compensation Committee meetings to present and discuss market data and program design alternatives, and to provide advice and counsel regarding decisions facing the Compensation Committee. The Compensation Committee also meets regularly with the Consultant on an informal basis and without executive management. The Consultant provided no services to the Company other than services that were requested by the Committee; and the independence assessment that the Compensation Committee conducted confirmed that no conflicts of interest existed with respect to the Consultant’s work.

In 2018, the Committee directed the Consultant to provide an update to our peer group and CEO benchmarking and market analysis to inform the Committee’s compensation decisions and recommendations. The Consultant provided an analysis of the Company’s compensation program in comparison to proxy data from the Company’s Peer Group (as defined on page 34) and financial services industry published survey data. The Committee’s decisions with respect to the peer group analysis are discussed on page 34. There were no actions taken directly pursuant to the CEO benchmarking and market analysis, but the Committee used the overall information provided by the Consultant to help inform their related decisions.

The Compensation Committee Chairman works with management to set individual meeting agenda for the Compensation Committee following an overall annual calendar of regular activities. The CEO, the Company’s Chief Human Resources Officer and Deputy General Counsel are the primary representatives of management who interact with the Compensation Committee, and serve as liaisons between the Compensation Committee and Company management. These officers regularly attend Compensation Committee meetings, and provide input and recommendations on compensation matters, as discussed more fully in the “Compensation Discussion and Analysis” below. They work with other senior executives to develop and recommend compensation strategies and practices to the Compensation Committee for its review and approval, including the performance goals and weighting factors used in the Company’s performance-based plans and base salary adjustments for specific officers. The Chief Human Resources Officer also works directly with the Consultant on a variety of Compensation Committee matters and provides administrative support and assistance to the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

Each member of the Compensation Committee is an independent director under standards of the NYSE, is an outside director for purposes of Section 162(m) under the Code, and is a non-employee director under Section 16 of the Exchange Act. No member of the Compensation Committee is a current or former officer or employee of the Company or any subsidiary. No executive officer of the Company serves on the compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving on our board of directors or the Compensation Committee. As of May 16, 2019, no executive officer of the Company will serve on any board that has an executive serving on our Board.

At December 31, 2018, the Company’s executive officers, directors and principal stockholders (and their related interests) were indebted to the Bank in the aggregate amount of approximately $4.6 million. This amount was approximately 0.03% of total gross

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            26

CORPORATE GOVERNANCE  •  COMPENSATION COMMITTEE MATTERS

loans outstanding as of such date. All of the foregoing loans (i) were made in compliance with Regulation O promulgated by the Federal Reserve Board; (ii) were made in the ordinary course of business; (iii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company; and (iv) did not involve more than the normal risk of collectability or present other unfavorable features.

As a group, the Company’s directors and executive officers hold 7.72% of the outstanding common stock of the Company. Additional detail regarding the ownership of each director and executive officer can be found in the beneficial ownership table beginning on page 56.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            27

EXECUTIVE COMPENSATION  •  EXECUTIVE OFFICERS

Executive Compensation

Executive Officers

Executive officers are appointed annually by the Board of Directors. In July 2018, the Board of Directors evaluated the policy making authority of the Company’s senior executive team in light of the Company’s continued growth, and determined that only the following officers serve in a policy making function for the Company: Executive Chairman, CEO, CFO, President, Chief Credit Officer, General Counsel, and Chief Human Resources Officer. Executives in roles outside of these functions continue to serve important roles with the Company and its wholly-owned bank subsidiary. There was a transition in the Chief Credit Officer position early in 2019, with the incumbent, Mr. McAuslan, assuming a more limited role as Chairman of Western Alliance Bank’s Senior Loan Committee, and Mr. Bruckner assuming the role of Chief Credit Officer on April 1, 2019. Mr. McAuslan’s role is no longer an executive officer position; however, because he was one of the three most highly compensated executive officers at year end, other than the two CEOs who served in 2018 and the CFO, his information is included herein. Similarly, Mr. Myers would have been one of the three highest compensated executive officers other than the CEOs and CFO on December 31, 2018, if his role had continued to be an executive officer position after the July 2018 review. Therefore, Messrs. McAuslan and Myers’ information is set forth below with each of the Company’s non-director executive officers. For information regarding Mr. Sarver and Mr. Vecchione see pages 13 and 16, respectively. All ages are provided as of December 31, 2018.

DALE GIBBONS
VICE CHAIRMAN AND CHIEF FINANCIAL OFFICER Age: 58 Executive Officer since: 2003	Education: B.S., Arizona State University Certification: CPA

  Mr. Gibbons has more than 30 years of experience in commercial banking.

  Biographical Information

•

Vice Chairman and Chief Financial Officer, Western Alliance Bancorporation, since 2018, prior to which Mr. Gibbons served as Executive Vice President and Chief Financial Officer of the Company beginning in May 2003.

•	Chief Financial Officer, Zions Bancorporation, from August 1996 to June 2001.
•	Mr. Gibbons worked for First Interstate Bancorp in a variety of retail banking and financial management positions from 1979 to 1996.

JAMES HAUGHT
PRESIDENT AND CHIEF OPERATING OFFICER Age: 50 Executive Officer since: 2017	Education: B.S., University of Rochester, M.B.A., University of Rhode Island Certifications: CFA and FRM

  Mr. Haught has 20 years of experience in risk and capital management with high-profile financial services and consulting organizations.

  Biographical Information

•

President and Chief Operating Officer, Western Alliance Bancorporation, since April 2018, prior to which Mr. Haught served as Executive Vice President and Chief Operating Officer beginning in April 2017.

•	Managing Partner for Financial Services, The Exequor Group, from July 2013 to April 2017.
•	Senior Vice President/Global Head of Capital, State Street Corporation, from 2010 to 2013.
•

Mr. Haught began his banking career working for 12 years at RBS Citizens, including assignments in London, Boston, and Providence covering lending, modeling, asset liability management, and capital planning.

•	Prior to entering banking, Mr. Haught served eight years as a United States Naval Officer.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            28

EXECUTIVE COMPENSATION  •  EXECUTIVE OFFICERS

TIM R. BRUCKNER
EXECUTIVE VICE PRESIDENT, CHIEF CREDIT OFFICER Age: 51 Executive Officer since: 2019	Education: B.S. Business Administration, University of Nebraska, M.B.A., Creighton University

  Mr. Bruckner has more than 25 years of commercial banking industry experience.

  Biographical Information

•	Executive Vice President, Chief Credit Officer, Western Alliance Bancorporation, since April 2019.
•	Executive Vice President, Divisional Chief Credit Officer, Alliance Bank of Arizona, a division of Western Alliance Bank, from January 2016 through April 2019.
•	Board Chair, Native American Connections.
•

Managing Director – Arizona Commercial Banking, BMO Harris Bank, from September 2012 to 2016. Mr. Bruckner worked for BMO Harris Bank as a Senior Vice President in a variety of divisions including Manager of the Special Assets Division, President of M&I Business Credit and President of M&I Equipment Finance, from June 2006 until his departure in February 2016.

•	Line of Business Head – Healthcare Finance/Leasing, Banc of America – Leasing & Capital, from 2003 to 2006.

ROBERT R. MCAUSLAN
CHAIRMAN, SENIOR LOAN COMMITTEE Age: 70	Education: B.S., Northeastern University, M.B.A., Wharton Graduate Division, University of Pennsylvania

  Mr. McAuslan has a distinguished Financial Services career, spanning over 30 years across multiple institutions.

  Biographical Information

•

Chairman of the Senior Loan Committee, Western Alliance Bancorporation, since April 2019, prior to which Mr. McAuslan served as Executive Vice President and Chief Credit Officer from February 2011 to March 2019.

•	Senior Credit Executive for Western U.S. markets, Mutual of Omaha Bank, from November 2008 through January 2011.
•	Chief Credit Officer, H.F. Ahmanson/Home Savings of America, prior to 2011.
•	Mr. McAuslan has served in various credit and lending positions at Citibank/Citigroup and BBVA/Compass Bank.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            29

EXECUTIVE COMPENSATION  •  EXECUTIVE OFFICERS

BARBARA KENNEDY
EXECUTIVE VICE PRESIDENT, CHIEF HUMAN RESOURCES OFFICER Age: 52 Executive Officer since: 2018	Education: B.A., University of Missouri-Columbia

  Ms. Kennedy has extensive experience in human resources management, specifically in the areas of talent acquisition and management, employee relations and total rewards.

  Biographical Information

•	Chief Human Resources Officer and Executive Vice President, Western Alliance Bancorporation, since April 2018.
•	Senior Vice President of Human Resources, Encore Capital Group, from April 2014 to April 2018.
•	Senior Vice President of Human Resources, United Stationers Supply Company, from August 2008 to March 2014.
•	Member of the Board of Directors of the Human Resources Management Association of Chicago, the Novo Group, and Meals On Wheels, from August 2008 to March 2014.
•	Executive Vice President, Human Resources, Safety, Recruiting and Driver Services, Swift Transportation Company, Inc., from August 1999 to July 2008.
•	Ms. Kennedy served in various management positions in Human Resources at Barr-Nunn Transportation.

RANDALL S. THEISEN
EXECUTIVE VICE PRESIDENT, CORPORATE SECRETARY AND GENERAL COUNSEL Age: 60 Executive Officer since: 2013	Education: B.A., University of Wisconsin-Madison, J.D., Arizona State University

  Mr. Theisen has more than 30 years’ experience in private practice representing financial institutions in banking, corporate and financial services law.

  Biographical Information

•

Executive Vice President, Corporate Secretary and General Counsel, Western Alliance Bancorporation, since February 2013, prior to which he was General Counsel for the Company starting in February 2006.

•	Prior to joining Western Alliance Bancorporation and Western Alliance Bank he served as the head of the Financial Institutions Practice Group of a major Phoenix-based law firm.
•

Named a “Leading Lawyer 2006” and “Best of the Bar 2005” for banking attorneys by The Business Journal of Phoenix, and as the “Arizona Public Company Counsel of the Year” in 2014 by the Association of Corporate Counsel.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            30

EXECUTIVE COMPENSATION  •  EXECUTIVE OFFICERS

DANIEL MYERS
EXECUTIVE VICE PRESIDENT, NORTHERN CALIFORNIA ADMINISTRATION Age: 59	Education: B.A., DePauw University, Graduate of the Pacific Coast Banking School through the University of Washington

  Mr. Myers has worked in commercial banking for over 35 years, exclusively with independent business banks in the San Francisco Bay Area and the Silicon Valley region.

  Biographical Information

•	Executive Vice President of Northern California Administration, Western Alliance Bancorporation and Chief Executive Officer of the Bridge Bank division of Western Alliance Bank since July 2015.
•	President, Chief Executive Officer, a member of the Board of Directors of Bridge Capital Holdings, from 2004 to 2015.
•	President, Chief Executive Officer, a member of the Board of Directors of Bridge Bank, National Association, from 2001 to 2015.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            31

EXECUTIVE COMPENSATION  •  COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

The objectives of the Company’s executive compensation programs are to:

(1)	establish an appropriate relationship between executive pay and the annual and long-term performance of the Company and its affiliates;

(2)	reflect the attainment of short- and long-term financial performance goals;

(3)	enhance the Company’s ability to attract and retain qualified executive officers; and

(4)	align, to the greatest extent possible, the interests of customers, management, and stockholders.

The compensation programs are designed to reward and motivate employees, especially our named executive officers, who consistently contribute to the ongoing success of the Company, and who identify and capitalize on opportunities as they arise.

Named Executive Officers for 2018

As used in this proxy statement, the term “named executive officers,” or “NEOs,” includes:

•	Kenneth Vecchione, who began serving as our Chief Executive Officer on April 1, 2018; Mr. Vecchione served as President prior to that date;

•	Robert Sarver, who assumed the role of Executive Chairman on April 1, 2018; Mr. Sarver served as Chairman and Chief Executive Officer prior to that date;

•	Dale Gibbons, who serves as Vice Chairman and Chief Financial Officer;

•	James Haught, who serves as President and Chief Operating Officer;

•	Robert McAuslan, who serves as Senior Loan Committee Chairman as of April 1, 2019; Mr. McAuslan served as Executive Vice President and Chief Credit Officer in 2018;

•	Barbara Kennedy, who serves as Executive Vice President and Chief Human Resources Officer; and

•	Daniel Myers, who serves as CEO, Bridge Bank division; Mr. Myers also served as Executive Vice President, Northern California Administration of the Company in 2018.

Aligning Executive Compensation with Metrics that Drive Shareholder Value

We believe in aligning our executive compensation with the interests of our shareholders by using a compensation mix of both fixed and variable components, and by delivering value to executives that reward performance. This includes a fixed base salary with benefits and limited executive perquisites and variable components such as our annual bonus plan and long-term equity incentive compensation.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            32

EXECUTIVE COMPENSATION  •  COMPENSATION DISCUSSION AND ANALYSIS

Overview of 2018 Performance and Compensation

In 2018, the Company focused its efforts on managing a successful CEO transition and further strengthening its executive management team. The Company’s overall compensation structure did not change, and continues to strongly link executive pay to performance that benefits shareholders. A significant portion of total direct compensation depends on the Company’s achieving challenging performance targets established in its annual bonus plan and equity awards.

Year-Over-Year Growth
• Deposits: +$2.2 billion / 13.0% • Loans: +$2.6 billion / 17.3%	• Net Income: +$110.3 million / 33.9% • Earnings per Share: +33.5%

In 2018 the Company achieved another year of record performance. The significant achievements in 2018 include:

Strong Financial Performance	• Net income available to common stockholders of $435.8 million for 2018, compared to $325.5 million for 2017.
• Diluted earnings per share of $4.14 for 2018, and $3.10 per share for 2017.
• Net interest margin of 4.68% in 2018, compared to 4.65% in 2017.
• Tangible common equity ratio of 10.2%, compared to 9.6% at December 31, 2017.
• Return on average assets of 2.05% and return on tangible common equity of 20.64% in 2018, up from 1.72% and 18.31%, respectively, year over year.

Sustained Balance Sheet Growth	• Total loans of $17.71 billion, up $2.62 billion from December 31, 2017.
• Total deposits of $19.18 billion, up $2.20 billion from December 31, 2017.

Improved Asset Quality	• Net loan charge-offs to average loans outstanding of 0.06% for 2018, compared to 0.01% for 2017.
• Nonperforming assets (nonaccrual loans and repossessed assets) decreased to 0.20% of total assets, from 0.36% at December 31, 2017.

The Company did make specific executive compensation decisions outside of its standard annual cycle in order to attract and retain Ms. Kennedy to its leadership team. In addition, the Company made the following noteworthy decisions in 2018:

•	Increased Mr. Vecchione’s salary by 10% consistent with his offer letter agreement and his transition to CEO;

•	Set Mr. Sarver’s salary at $900,000 to reflect his transition to Executive Chairman;

•	Increased Mr. Gibbons salary 12.5% in recognition of his continued contributions to the Company’s success; and

•	Entered into an employment offer letter with Ms. Kennedy, providing an equity grant and bonus commensurate with her responsibilities, skills, and individualized circumstances.

Compensation Design

The Compensation Committee, on behalf of the Board of Directors, performs responsibilities relating to the compensation of the Company’s directors and executive officers. The Committee seeks to establish total compensation for the Company’s executive officers that is fair, reasonable, competitive in the industry, and aligned with value creation for shareholders. The Company expects that its compensation program will enable it to attract and retain the high quality executive officers required to successfully manage and grow the Company. The Committee, the Board of Directors and management work together to ensure that compensation practices fairly reward executives for leading the Company through uncertain times, achieving predetermined

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            33

EXECUTIVE COMPENSATION  •  COMPENSATION DISCUSSION AND ANALYSIS

performance criteria and implementing sound risk management practices. The Committee also takes action to ensure compensation is appropriately limited when necessary to serve the best interests of the Company or as required by regulatory constraints.

2018 Advisory Vote on Executive Compensation

The Company provides stockholders with the ability to cast an annual advisory vote on the compensation of its executives. Over 97% of voting stockholders voted in favor of the 2017 compensation of the named executive officers as disclosed in the 2018 proxy statement. The Compensation Committee considered the results of the 2018 say-on-pay vote in determining 2019 compensation, but did not make pay changes as a direct result of the advisory vote or feedback from shareholders. The Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions.

Benchmarking of Compensation

The 2018 Peer Group is comprised of 21 banking organizations the Company used to analyze the NEOs’ compensation as compared to market practices. This group of banking companies was compiled by considering all banks with total assets within a range of approximately 0.5 x to 2.5 x the Company’s total assets, and with a commercial banking focus. For compensation purposes, the Committee uses a subset of the larger group of companies that the Company uses for purposes of comparing financial and stock performance.

The Company believed the Peer Group to be representative of those companies that are regional leaders in their markets and with which the Company competes for executive talent. The members of the 2018 Peer Group were:

•	BancorpSouth Bank

•	Bank of Hawaii Corporation

•	Bank of the Ozarks

•	BankUnited, Inc.

•	Cathay General Bancorp

•	Columbia Banking System, Inc.

•	CVB Financial Corp.

•	East West Bancorp

•	IBERIABANK Corporation

•	Investors Bancorp Inc.

•	MB Financial
•	Old National Bancorp

•	PacWest Bancorp

•	Pinnacle Financial Partners, Inc.

•	Signature Bank

•	Texas Capital Bancshares, Inc.

•	Trustmark Corporation

•	UMB Financial Corp.

•	Umpqua Holdings Corp.

•	Valley National Bancorp

•	Washington Federal, Inc.

The Compensation Committee reviewed the Company’s Peer Group with the Consultant in 2018 to ensure that the Peer Group continues to be appropriate in light of the Company’s continued growth. After discussing potential alterations to the current Peer Group with the Consultant, the Compensation Committee approved modifying the Peer Group for 2019 by removing BancorpSouth Bank, CVB Financial Corp., Trustmark Corporation and Washington Federal, Inc., and including First Horizon, Pacific Premier Bancorp, Inc. and SVB Financial Group.

Peer Group information is an important part of the analysis the Consultant provides to the Committee so that the Company can maintain executive compensation strategies that are competitive and ensure that compensation is adequate to retain and motivate key executives.

The Compensation Committee believes that its executive officers should receive total compensation that is competitive with comparable employers in the financial services industry and closely aligned with both the Company’s short-term and long-term performance, while at the same time complying with applicable regulatory requirements. The Compensation Committee seeks to provide compensation targeted to reflect the value and performance of executives in the market. Actual total direct compensation for executives may vary as necessary based on recommendations of the CEO, direction from the Board of Directors, performance of the Company or any subsidiary or division, individual performance, the experience level of individual executives, internal equity considerations, acquisition-related commitments, external market factors, and similar considerations.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            34

EXECUTIVE COMPENSATION  •  COMPENSATION DISCUSSION AND ANALYSIS

Elements of Executive Compensation

The principal elements of the Company’s compensation program for NEOs during 2018 consisted of:

•	Base Salary

•	Annual Bonus

•	Long-Term Equity: Performance-Based Stock Units and Restricted Stock Awards

•	Standard Benefits and Limited Perquisites

The Compensation Committee reviews and approves final payment packages for all executive officers except for the CEO and Executive Chairman, whose compensation is recommended by the Compensation Committee and approved by the Board of Directors. In evaluating and approving the compensation of executive officers, other than the CEO and Executive Chairman, the Compensation Committee receives input from Messrs. Vecchione and Sarver and considers its own assessment of their performance as it has frequent exposure to these officers.

Annual Base Salary

The Company views a competitive annual base salary as a crucial component to attract and retain executive talent. In 2018, the Board of Directors determined the base salaries for Messrs. Vecchione and Sarver after reviewing the Compensation Committee’s analysis. The Compensation Committee determines the base salaries for other executive officers (including the NEOs) after considering the Consultant’s analysis, recommendations from Messrs. Vecchione and Sarver, and making its own assessments regarding individual performance, experience and other factors.

2018 Salary Determination

In January 2018, the Compensation Committee reviewed Mr. Sarver’s 2017 performance and the transition plan for the new Executive Chairman position, which went into effect on April 1, 2018. The Consultant also provided the Compensation Committee with information about similar situations in the labor market and peer approaches. The Committee determined that Mr. Sarver will continue to be engaged in the success of the Company, particularly on strategic matters. In recognition of Mr. Sarver’s outstanding performance in 2017, as well as his ongoing engagement and commitment to the Company’s success, the Committee determined a base salary of $900,000 was appropriate for Mr. Sarver’s Executive Chairman duties. The Committee believes that this level of compensation reflects the value and experience Mr. Sarver continues to provide to the Company.

In connection with Mr. Sarver’s transition to Executive Chairman, the Company promoted Mr. Vecchione to the role of CEO. As provided for in Mr. Vecchione’s Offer Letter, Mr. Vecchione’s base salary was increased by 10% in 2018 to $1,100,000. The increases in Mr. Vecchione’s salary, as provided under the Offer Letter, were included with the understanding that Mr. Vecchione’s responsibilities with the Company would significantly increase as part of his transition into the role of CEO. With respect to Mr. Gibbons, the Compensation Committee decided upon a base salary increase of 12.5%, to $675,000, based on the recommendation of Messrs. Vecchione and Sarver, and in recognition of Mr. Gibbons’ continued contributions to the Company’s success. Similarly, the Compensation Committee approved a base salary of $625,000 for Mr. Haught in recognition of the duties and responsibilities inherent in his role as President and Chief Operating Officer. The Compensation Committee approved a base salary of $400,000 for Mr. McAuslan in recognition of the duties and responsibilities inherent in his role as Chief Credit Officer. Mr. Myers received a base salary increase of $15,000, as established by his employment agreement, bringing his base salary to $480,000 for 2018.

In April 2018, Ms. Kennedy joined the Company as Chief Human Resources Officer and the Compensation Committee determined that a salary of $355,000 was appropriate in consideration of the experience she will bring to the leadership team.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            35

EXECUTIVE COMPENSATION  •  COMPENSATION DISCUSSION AND ANALYSIS

2019 Salary Determination

In January 2019, the Compensation Committee reviewed the base salary for all Executive Officers and Mr. Myers. The base pay increase for Mr. Vecchione was previously approved by the full Board of Directors as part of Mr. Vecchione’s Offer Letter. When evaluated in context of our peer companies and the continued success of the Company, the Compensation Committee approved the following merit based salary increases for the NEOs in 2019. As of April 1, 2019, Mr. McAuslan will receive 60% of the base salary approved below ($247,200) to reflect his more limited role as Chairman of the Senior Loan Committee.

	2018 Base Salary	Increase	2019 Base Salary
Vecchione	$1,100,000	4.5%	$1,150,000

Sarver	$900,000	—%	$900,000

Gibbons	$675,000	3.0%	$695,250

Haught	$625,000	3.0%	$643,750

McAuslan	$400,000	3.0%	$412,000

Kennedy	$355,000	3.0%	$365,650

Myers	$480,000	3.0%	$494,400

Annual Bonus Plan

The Western Alliance Bancorporation Annual Bonus Plan (“Annual Bonus Plan”) is designed to create a pay-for-performance environment and is intended to motivate and retain qualified employees by providing the potential for an annual cash or equity award based on the Company’s achievement of pre-determined performance criteria. The Annual Bonus Plan serves the Company’s compensation objective by rewarding executives for the attainment of short- and long-term financial performance goals.

The Annual Bonus Plan is designed to provide market competitive payouts for the achievement of threshold, target, and maximum performance goals. Establishment of the performance levels (threshold, target, and maximum) takes into account all factors that management and the Compensation Committee deem relevant, including market conditions and an assessment of a level of growth that is both aggressive and achievable for each performance criterion. Additionally, the Annual Bonus Plan restricts excessive risk-taking by not providing uncapped payouts and putting a ceiling on potential bonus payments.

For a number of years, the Compensation Committee has prioritized the importance of EPS, balance sheet growth and asset quality through the performance criteria established in the annual bonus plan and year over year, the Company and its shareholders have seen the results of this approach.

EPS is the most significant component of the performance metrics used because the Compensation Committee believes it is the best measure available to evaluate the Company’s success and ability to deliver value to shareholders. EPS captures elements of corporate performance that are beyond those of the individual operating business lines, such as corporate funding policies and the management and allocation of capital. EPS also addresses the importance of stable asset quality through the provision for credit losses which puts an emphasis on both near and longer term earnings. Additionally, EPS targets are aligned with the Company’s annual and long-term financial plans, which the Board and management have assessed for achievability.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            36

EXECUTIVE COMPENSATION  •  COMPENSATION DISCUSSION AND ANALYSIS

The Annual Bonus Plan has also kept the Company and its management focused on growing its loan portfolio, being its own source of funding through deposit growth, while maintaining constant attention on credit quality. The Company’s performance in these areas is reflected in the graphs below.

The Compensation Committee reviews and analyzes the Annual Bonus Plan performance factors on a yearly basis, and believes that the year over year results demonstrate results that directly link executive compensation with Company performance.

2018 Annual Bonus Determination

The Company’s 2018 target goals and actual performance for each bonus component is provided below. The goals were above industry averages, and overall performance was at the top of the Peer Group.

Performance Factor	Target Performance	Actual Performance	Target Weight	Actual Weight Based on Performance
Earnings per Share	$ 3.90	$ 4.14	40%	60.00%
Net Charge-Off Ratio (1)	<0.15%	0.06%	7.5%	11.25%
Classified Asset Ratio (2)	<1.50%	1.05%	7.5%	11.25%
Non-Credit Enhanced Deposit Growth (3)	$1,650 million	$1,737 million	10%	11.24%
Loan Growth (4)	$1,000 million	$1,105 million	10%	15.00%
Growth in Small Business Loans (5)	2,215 with all divisions meeting minimum goals	3,365 with all divisions meeting minimum goals	10%	15.00%
Quality Control (6)	Satisfactory	Substantial Achievement	15%	14.00%

		Total	100%	137.74%

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            37

EXECUTIVE COMPENSATION  •  COMPENSATION DISCUSSION AND ANALYSIS

(1)	The Net Charge-Off ratio equals Net Loan Charge-Offs for the year divided by Average Loans Outstanding for the year.

(2)	The Classified Asset Ratio is the ratio of Classified Assets to Total Assets as of December 31, 2018.

(3)	The year-over-year deposit growth excludes accounts with credit enhancements, such as letters of credit, collateralized deposits and reciprocal deposit arrangements.

(4)	For purposes of the Annual Bonus Plan, the loan growth calculation excludes increases in loans acquired by acquisition.

(5)	Non-Interest Fee Revenue growth excludes BOLI, rental income, lease income and appraisal income.

(6)

Quality Control refers to the Company’s performance as reflected in regulatory examinations and internal audits, and performance is measured and assessed by the Audit Committee. After consultation with management, the Compensation Committee applied some downward discretion to this performance factor to emphasize its importance and the Company’s capacity for continued progress in the area.

The following table shows the annual incentive compensation targets, expressed as a percentage of annual cash salary and bonus targets, as well as achievements and payouts under the Annual Bonus Plan.

Name	Target (% of Actual Salary)	2018 Bonus Earned ($)	2018 Bonus Paid ($)	2018 Bonus Paid (as % of Target)
Vecchione	100%	1,499,273	1,499,273	137.74%

Sarver	100%	1,287,362	1,287,362	137.74%

Gibbons	100%	917,841	917,841	137.74%

Haught	100%	856,917	856,917	137.74%

McAuslan	65%	355,548	355,548	137.74%

Kennedy (1)	65%	317,841	317,841	137.74%

Myers	65%	429,240	429,240	137.74%

(1)

Ms. Kennedy’s 2018 bonus payout was calculated as a percentage of her annual base salary, rather than her actual salary, to adjust for the accrued bonus that she would have received at her former company had she not left mid-year. This adjustment is not reflected in her Offer Letter, but was approved by the Compensation Committee.

2019 Annual Bonus Determination

Based on the levels of responsibilities of each executive officer, the Compensation Committee determined that the target bonus amounts for the Company’s executive officers, including the NEOs, should continue at the levels established in 2018 other than a 5% reduction for Mr. McAuslan due to his more limited role.

Name	Target (% of Actual Salary)	2019 Target Bonus ($) (1)	2019 Maximum Bonus (as % of Target)	2019 Maximum Bonus ($) (1)
Vecchione	100%	$1,150,000	150.0%	$1,725,000

Sarver	100%	900,000	150.0%	1,350,000

Gibbons	100%	693,807	150.0%	1,040,711

Haught	100%	642,414	150.0%	963,621

McAuslan (2)	60%	177,225	150.0%	265,838

Kennedy	65%	237,179	150.0%	355,769

Myers	65%	320,693	150.0%	481,040

(1)	All amounts provided herein are estimates.

(2)	Effective April 1, 2019, Mr. McAuslan’s bonus target was decreased from 65% to 60%. The dollar amounts shown above have been prorated for the percentage change.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            38

EXECUTIVE COMPENSATION  •  COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee adopts annual performance targets in consultation with Messrs. Vecchione, Sarver, and Gibbons. After reviewing the competitiveness of performance levels required for payout, the Compensation Committee approved the 2019 Annual Bonus Plan with the following criteria and weighting factors:

Performance Factor	Target Weight	Maximum Weight Based on Performance

Earnings per Share	40.0%	62.50%

Net Charge-Offs	7.5%	11.25%

Classified Asset Ratio	7.5%	11.25%

Non-Credit Enhanced Deposit Growth	10.0%	15.00%

Loan Growth	10.0%	15.00%

Non-Interest Bearing Deposit Growth (1)	10.0%	20.00%

Quality Control	15.0%	15.00%

	100.0%	150.00%

(1)	Growth in non-interest bearing deposit balances, excluding those deposit accounts where the Company pays excess earnings credits to account holders.

Long-Term Equity Incentive Compensation

The Company considers long-term equity incentive compensation (“LTI”) critical to the alignment of executive compensation with stockholder value creation and an integral part of the Company’s overall executive compensation objectives. The Compensation Committee approved 2018 annual equity grants for the NEOs at its January meeting, except those grants for the CEO and Executive Chairman, whose annual grants were approved by the Board of Directors at its January meeting. The grant date for the annual equity grant for all Executive Officers was the day of the Board of Directors’ January meeting.

In April 2018, the Compensation Committee approved a new hire award sufficient to attract Ms. Kennedy to the Company, incentivize her future performance, and replace a portion of equity lost at the time of her departure from her former employer.

As mentioned above, the Compensation Committee and the CEO believe that EPS is the best measure of the Company’s success and its ability to deliver value to shareholders. Reaching long-term EPS goals is critical to the Company’s growth strategy, and the EPS targets are designed to deliver performance that is better than the Peer Group. The Company has consistently delivered outstanding results to shareholders by focusing on this EPS strategy. Therefore, in both 2018 and 2019, the Company continued to design its performance-based equity awards primarily around the achievement of specified EPS targets. However, the Compensation Committee also recognizes the importance of total shareholder return (“TSR”), especially in light of the SEC’s proposed “Pay for Performance” rules. Pursuant to a review by the Consultant, a relative TSR carve-out was adopted by the Committee in 2017, and was continued in 2018 and 2019.

2018 LTI Determination:

Given the ongoing success of the Company’s pay-for-performance approach, the Compensation Committee decided to continue granting performance-based stock unit awards (“PSUs”) to Company executives in 2018. The Compensation Committee believes that performance-based shares connect an executive’s individual interests and the long term success of the Company. After considering information regarding market analysts’ expectations for the Peer Group and the Company and input from Mr. Vecchione and the Consultant, the Committee decided that the performance targets for the PSUs covering the 2018-2020 performance period would be weighted 75% toward the Company’s three-year cumulative EPS and 25% toward the Company’s relative TSR compared to the KBW Regional Banking Index. At the end of the performance period, the Company’s actual performance against the performance targets will be computed separately, then added together to obtain the total number of shares awarded.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            39

EXECUTIVE COMPENSATION  •  COMPENSATION DISCUSSION AND ANALYSIS

The Committee approved the following performance targets for the 2018-2020 performance period:

Cumulative EPS (75%):

PSU Vesting (%)	Target ($)

—%	<$	12.00

50%		12.00

100%		12.75

200%		13.65 or above

Relative TSR (25%) compared to the KBW Regional Banking Index:

TSR (%)	KBW Regional Banking Index (percentile)

—%	<25th

50%	25th

100%	50th

200%	75th or above

The relative TSR component of LTI will be subject to a 100% maximum if TSR is negative for the performance period. The Company will interpolate on a straight-line basis between the threshold, target and maximum in each category of performance.

Each NEO is awarded a target number of PSUs; however, the actual number of shares of common stock received will depend on the Company’s actual performance at the end of the 3-year performance period. The PSUs will be forfeited, and the accounting expense reversed, if the established threshold performance goals are not achieved or in event of termination of employment that is not in connection with a Change in Control (as defined in the 2005 Stock Incentive Plan).

In accordance with his Offer Letter, the Board of Directors granted Mr. Vecchione the number of PSUs equivalent to $1.1 million and RSAs equivalent to $1.1 million on the date of the grant. Similarly to the discussion of Mr. Sarver’s base salary above, the Board approved the Compensation Committee’s recommendation that Mr. Sarvers’s 2018 equity award equal 75% of the grant date fair value of this 2017 equity award, split equally between PSUs and RSAs. The Committee’s recommendation was consistent with market data for Mr. Vecchione and recognized Mr. Sarver’s strong performance leading up to his transition to the role of Chairman. Messrs. Gibbons, Haught, and McAuslan also received a combination of RSAs and PSUs with the same measures provided above, and in amounts commensurate with their position and responsibilities within the Company. As noted above, the Compensation Committee approved a one-time grant of 10,000 RSAs to Ms. Kennedy to offset the loss of equity from her previous company, and Ms. Kennedy was granted RSAs and PSUs with the same measures provided to other Executive Officers in an amount commensurate to what she would receive as an annual award in her position. Mr. Myers grant was determined pursuant to the terms of his Employment Agreement.

Name	RSAs (#)	PSUs (#)
Vecchione	18,803	18,803

Sarver	19,231	19,231

Gibbons	6,000	6,000

Haught	6,000	6,000

McAuslan	4,000	4,000

Kennedy	13,000	3,000

Myers	3,282	3,282

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            40

EXECUTIVE COMPENSATION  •  COMPENSATION DISCUSSION AND ANALYSIS

2019 LTI Determination

In 2019, after considering information regarding market analysts’ expectations for the Peer Group and the Company and input from Messrs. Vecchione and Sarver and the Consultant, the Committee designed performance targets for the PSUs covering the 2019-2021 performance period in the same way as the 2018-2020 PSUs, weighted 75% toward the Company’s three-year cumulative EPS and 25% toward the Company’s relative TSR compared to the KBW Regional Banking Index. At the end of the performance period, the Company’s actual performance against the performance targets will be computed separately, then added together to obtain the total number of shares awarded.

The Committee approved the following performance targets for the 2019-2021 performance period:

Cumulative EPS (75%):

PSU Vesting (%)	Target ($)

—%	<$	14.00

50%		14.00

100%		15.15

200%		15.90 or above

Relative TSR (25%) compared to the KBW Regional Banking Index:

TSR (%)	KBW Regional Banking Index (percentile)

—%	<25th

50%	25th

100%	50th

200%	75th or above

The relative TSR component of LTI will be subject to a 100% maximum if TSR is negative for the performance period. The Company will interpolate on a straight-line basis between the threshold, target and maximum in each category of performance. Other than the revised performance targets, the 2019 PSUs have the same terms as the 2018 performance shares.

Each of the NEOs received a combination of RSAs and PSUs with the measures provided above. Mr. Vecchione was awarded the number of PSUs and RSAs approved pursuant to his Offer Letter, and the other NEOs received LTI grants commensurate with their position and responsibilities within the Company.

Name	RSAs (#)	PSUs (#)

Vecchione	25,482	25,481

Sarver	24,928	24,927

Gibbons	7,703	7,702

Haught	7,132	7,132

McAuslan	3,111	3,111

Kennedy	4,051	4,051

Myers	4,252	4,251

The Company has a compensation recovery policy that would apply if the result of a performance measure upon which an award was based is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award or payment. The Compensation Committee, in its sole discretion, may direct the Company to recover any portion of any annual or long-term cash, equity or equity-based incentive paid, provided or awarded to any executive officer, including our NEOs, that represents the excess over what would have been paid if such event had not occurred.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            41

EXECUTIVE COMPENSATION  •  COMPENSATION DISCUSSION AND ANALYSIS

Executive Officer Stock Ownership Guidelines

The Board of Directors adopted Stock Ownership Guidelines in 2010. The Stock Ownership Guidelines, as amended, require the Company’s executive officers to own a minimum number of shares of the Company’s common stock, depending on their position and compensation level. Each actively employed NEO is required to remain in full compliance with these requirements.

Name	Ownership Guidelines	Status

Vecchione	5x base salary	Met

Sarver	5x base salary	Met

Gibbons	4x base salary	Met

Haught (1)	4x base salary	Met

McAuslan (2)	3x base salary	Met

Kennedy (1)	3x base salary	Met

Myers (2)	N/A	N/A

(1)	Mr. Haught and Ms. Kennedy joined the Company as Executive Officers in 2017 and 2018, respectively, and are within their five year compliance phase-in period.

(2)

Messrs. McAuslan and Myers are no longer subject to the Stock Ownership Guidelines. However, as of the Record Date, they would have been in compliance with the Stock Ownership Guidelines had they applied.

The Company’s Insider Trading Policy and Stock Ownership Guidelines prohibit all executive officers from engaging in any hedging involving Company securities. In addition, the Stock Ownership Guidelines restrict the pledging of Company securities by all directors and executive officers (as defined by Section 16 of the Exchange Act).

Benefits and Perquisites

With limited exceptions, the Company offers executives the same benefit plans that are available to all full-time employees (e.g., participation in our 401(k) Plan and group insurance plans for medical, dental, vision care and prescription drug coverage; basic life insurance; long-term disability coverage; holidays; vacation, etc.), plus voluntary benefits that an executive may select and pay for (e.g., supplemental life insurance). The Company’s overall benefits philosophy is to focus on the provision of core benefits, with executives able to use their cash compensation to obtain such other benefits as they individually determine to be appropriate for their situations.

The Company believes in a compensation philosophy that deemphasizes benefits and perquisites for NEOs in favor of the performance-based compensation approach described above. The Company does not pay gross-ups and overall perquisites for NEOs continue to be minimal and limited to business-related functions and responsibilities. Please see footnote 4 to the Summary Compensation Table below for more information regarding perquisites offered to our NEOs.

Non-Qualified Deferred Compensation Plan

NEOs may voluntarily defer cash compensation as part of the Western Alliance Bancorporation Nonqualified 401(k) Restoration Plan (“Restoration Plan”). The Restoration Plan was adopted in order to allow the executive officers to defer a portion of their compensation because they face statutory limits under the Company’s 401(k) Plan. We believe the Restoration Plan is a cost-effective method of providing a market-competitive benefit to the NEOs. For more information on the Restoration Plan, including amounts deferred by the NEOs in 2018, see the Deferred Compensation Plan table and accompanying narrative below.

Bridge Bank, National Association Supplemental Executive Retirement Plan

Each of the prior named executive officers of Bridge Capital Holdings, including Mr. Myers, were eligible to participate in the Bridge Bank, National Association Supplemental Executive Retirement Program (the “SERP”). In connection with the Company’s acquisition of Bridge Capital Holdings and Bridge Bank, National Association, the Company assumed the SERP. Under the SERP, after achieving a defined length of service and vesting thresholds, Mr. Myers and the other participating Bridge Bank executives will receive fifteen annual payments upon reaching retirement. The retirement payment is based on the average base salary of the employee in the last three years of service. The level of the retirement payment increases at a rate of four percent of base salary

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            42

EXECUTIVE COMPENSATION  •  COMPENSATION DISCUSSION AND ANALYSIS

per year of service, cumulatively, until reaching a level of 60% after fifteen years of service. The executive’s right to receive retirement payments vests over a period of ten years of continuous service, including years served at Bridge Bank.

Tax Considerations

Section 162(m) of the Internal Revenue Code (Section 162(m)) generally disallows a tax deduction to a company for compensation in excess of one million dollars paid to any person who was the CEO or CFO at any time during the tax year, as well as the three next most highly compensated named executive officers as of the last day of the tax year. Historically, compensation that qualified as “performance-based compensation” and met certain other requirements was exempt from the deduction limitation.

Federal tax legislation enacted in December 2017 eliminated the Section 162(m) performance-based compensation exemption prospectively and made other changes to Section 162(m), but with a transition rule that preserves the performance-based compensation exemption for certain arrangements and awards in place as of November 2, 2017. We intend to continue to administer arrangements and awards subject to this transition rule with a view toward preserving their eligibility for the performance-based compensation exemption to the extent practicable and consistent with the non-tax compensation program objectives noted above.

While the Compensation Committee views the availability of a tax deduction as a relevant consideration in setting executive compensation, it believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent necessary for the Company’s success and retains the flexibility to award compensation consistent with the goals of the executive compensation program described above.

Furthermore, the Compensation Committee considered other tax and accounting provisions in developing the pay programs for the Company’s NEOs. These included special rules applicable to nonqualified deferred compensation arrangements under Code Section 409A and the accounting treatment of various types of equity-based compensation under FASB ASC Topic 718, as well as the overall income tax rules applicable to various forms of compensation. While the Company attempted to compensate executives in a manner that produced favorable tax and accounting treatment, its main objective was to develop fair and equitable compensation arrangements that appropriately reward executives for the achievement of short- and long-term performance goals.

Evaluation of Company Compensation Plans and Risk

The Compensation Committee engages in a comprehensive review of the Company’s employee incentive plans no less often than annually. In April 2018, the Compensation Committee met with the Company’s CFO and senior risk officers to discuss, evaluate and review all of the Company’s employee compensation plans. The Compensation Committee and senior risk officers identified potential risks posed to the Company and risk mitigating factors within the plans. Based on input regarding long-term and short-term risks to the Company, the Committee ensured the plans include guiding principles, limitations on eligibility, clawbacks and other features, as necessary, to focus employees on long-term value creation rather than short-term results. Based on its most recent review of the compensation plans, an evaluation of the amount of payments made and the number of employees eligible for each plan, and discussions with the Company’s senior risk officers regarding the potential risks and how those risks are limited for each plan, the Compensation Committee determined that none of the Company’s compensation programs are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement for filing with the SEC, and incorporated by reference into our Annual Report on Form 10-K.

Submitted by the Compensation Committee

Dr. James E. Nave (Chairman)

Marianne Boyd Johnson

Robert Latta

Cary Mack

Todd Marshall

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            43

EXECUTIVE COMPENSATION  •  COMPENSATION TABLES

Compensation Tables

Summary Compensation Table

The following table provides NEO compensation information for each of the past three fiscal years and only for those years that these individuals were considered NEOs. The column entitled “salary” discloses the amount of base salary paid to each NEO during the year, including. The column entitled “Stock Awards” discloses the fair value of an award of stock measured in dollars and calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The column entitled “Non-Equity Incentive Plan Compensation” discloses payments made under the Western Alliance Bancorporation Annual Bonus Plan.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in pension value and nonqualified deferred compensation earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Kenneth Vecchione Chief Executive Officer (President until April 1, 2018)	2018	1,088,462	—	2,199,951	1,499,273	—	43,145	4,830,831
	2017	464,808	—	5,171,720	1,263,090	—	19,075	6,918,693

Robert Sarver Executive Chairman (Chairman and Chief Executive Officer until April 1, 2018)	2018	934,616	—	2,250,027	1,287,362	—	100,280	4,572,285
	2017	1,176,923	—	2,987,978	1,486,560	—	94,409	5,745,870
	2016	980,385	—	2,387,920	1,238,046	—	83,545	4,689,896

Dale Gibbons Vice Chairman and Chief Financial Officer	2018	666,346	—	702,000	917,841	—	61,425	2,347,612
	2017	588,462	—	610,447	743,280	—	43,600	1,985,789
	2016	488,462	—	537,282	400,944	—	37,116	1,463,804
James Haught President and Chief Operating Officer	2018	622,116	—	702,000	856,917	—	24,831	2,205,864
	2017	200,000	250,000	460,186	568,391	—	160,816	1,639,393

Robert McAuslan Executive Vice President, Chief Credit Officer (Chairman, Senior Loan Committee effective April 1, 2019)	2018	397,116	—	468,000	355,548	—	50,578	1,271,242

Barbara Kennedy Executive Vice President, Chief Human Resources Officer	2018	238,942	—	951,040	317,841	—	14,839	1,522,662

Daniel Myers Executive Vice President, Northern California Administration	2018	478,846	—	383,994	429,240	241,310	121,759	1,655,149
	2017	464,423	—	372,013	381,295	151,471	117,115	1,486,317
	2016	450,000	—	360,010	369,374	173,198	63,194	1,415,776

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            44

EXECUTIVE COMPENSATION  •  COMPENSATION TABLES

(1)

In 2018, stock awards consist of restricted stock and performance-based stock units while in 2017 and 2016, stock awards consist of performance-based restricted stock and stock units. The amounts represent the grant date fair value of the stock awards issued during the applicable fiscal year. With respect to the 2018 performance-based stock units, the amounts disclosed represent the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718 at the target level of payout. The amounts disclosed for the 2017 and 2016 performance-based stock units are calculated at the maximum level of payout.

For all years in which such person was a NEO, the value of the performance-based stock unit awards based on maximum performance as of the grant date was: Mr. Vecchione—$2,199,951 in 2018, with no performance-based stock unit awards received in 2017; Mr. Sarver—$2,250,027, $2,987,978, and $2,513,600 in each of 2018, 2017, and 2016, respectively; Mr. Gibbons—$702,000, $642,576, and $565,560 in each of 2018, 2017, and 2016, respectively; Mr. Haught—$702,000 in 2018 and $484,407 in 2017; Mr. McAuslan—$468,000 in 2018; Ms. Kennedy—$356,640 in 2018; Mr. Myers—$383,994, $372,013, and $360,010 in each of 2018, 2017, and 2016, respectively. The Grants of Plan-Based Awards During 2018, Outstanding Equity Awards at Fiscal Year End and the Option Exercises and Stock Vested in 2018 tables include additional information with respect to all awards outstanding as of December 31, 2018.

Each participant that received a performance-based stock unit award was awarded a specific number of target units that will be earned by the participant at the end of a three-year performance period based on the Company’s cumulative EPS and TSR. Please refer to the “Long-Term Incentive Compensation” section of the CD&A in this proxy statement for more details regarding this equity program.

(2)

The Non-Equity Incentive Plan Compensation was fully payable as of December 31, 2018, and may not be deferred at the election of the NEO. The amounts reported in this column consist of earnings pursuant to the Annual Bonus Plan for the year indicated.

(3)

The amounts shown in this column represent the aggregate change in actuarial present value of accumulated pension benefits for the named executive officer participating in the Company’s SERP. The SERP was assumed in the acquisition of Bridge Capital Holdings on June 30, 2015, therefore, the only named executive officer participating in the SERP is Mr. Myers. The amounts represented above may fluctuate significantly in a given year depending on a number of factors that affect the formula to determine pension benefits, including years of service, earnings and actuarial assumptions. A discount rate of 5.75% and a salary rate increase of 3.0% was used to determine the present value of the accumulated benefit was unchanged from 2017 to 2018. The Company has not provided above-market or preferential earnings on non-qualified deferred compensation under its Restoration Plan and, accordingly, no such amounts are reflected in this column.

(4)

Components of the “All Other Compensation” column include premiums paid by the Company in 2018 with respect to life, disability, medical, dental and vision insurance for the benefit of the NEOs, and matching contributions made by the Company in 2018 to the NEOs’ health savings accounts, 401(k) Plan and/or the Restoration Plan, and other perquisites.

Name	Insurance Premiums ($)	Registrant Contributions to 401(k) and Restoration Plans ($) (1)	Car Allowance ($)	Total ($)
Vecchione	18,770	12,375	12,000	43,145
Sarver	15,520	72,760	12,000	100,280
Gibbons	7,011	42,414	12,000	61,425
Haught	456	12,375	12,000	24,831
McAuslan	17,895	20,683	12,000	50,578
Kennedy	14,839	—	—	14,839
Myers	13,854	95,905	12,000	121,759

(1)

In 2018, the Company matched 75% of the executive’s first 6% of compensation contributed to the 401(k) Plan. Each executive is fully vested in his or her contributions. Earnings are calculated based on employees’ election of investments, and distributions are made at the normal retirement date, termination of employment, disability or death. For information on the Company’s contributions to the Restoration Plan, see the Nonqualified Deferred Compensation Table and accompanying narrative below.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            45

EXECUTIVE COMPENSATION  •  COMPENSATION TABLES

Pension Benefits for 2018

While we do not offer any pension benefits for any of our employees, we do maintain the Bridge Bank, National Association Supplemental Executive Retirement Plan (“SERP”), from which Mr. Myers benefits. The following table sets forth information regarding pension benefits accrued during the last fiscal year.

Pension Benefits Table

Name	Plan Name	Number of Years of Credited Service (1) (#)	Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)
Kenneth Vecchione	—	—	—	—
Robert Sarver	—	—	—	—
Dale Gibbons	—	—	—	—
James Haught	—	—	—	—
Robert McAuslan	—	—	—	—
Barbara Kennedy	—	—	—	—
Daniel Myers	SERP	18	2,274,300	—

(1)

The figures shown are determined as of the plan’s measurement date during 2018 under FASB ASC Topic 715, Retirement Benefits, for purposes of our audited financial statements. For the discount rate and other assumptions used for this purpose, please refer to Note 19. Employee Benefit Plans in the Notes to Consolidated Financial Statements attached to the Annual Report on Form 10-K for the year ended December 31, 2018.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            46

EXECUTIVE COMPENSATION  •  COMPENSATION TABLES

Grants of Plan-Based Awards During 2018

The following table contains information about estimated payouts under non-equity incentive plans and long-term equity incentive awards made to each NEO during 2018. No stock options were granted to NEOs in 2018.

•	“ABP” is the annual incentive cash award payable pursuant to our 2018 Annual Bonus Plan.

•	“PSUs” are performance-based stock unit awards subject to performance-based vesting.

•	“RSAs” are restricted stock awards subject to time-based vesting.

For a more complete understanding of the table, please read the related narrative.

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Awards ($)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Kenneth Vecchione
ABP		816,346	1,088,462	1,551,058
PSU	1/30/2018				9,402	18,803	37,606		1,099,976
RSA	1/30/2018							18,803	1,099,976
Robert Sarver
ABP		700,962	934,616	1,331,827
PSU	1/30/2018				9,616	19,231	38,462		1,125,014
RSA	1/30/2018							19,231	1,125,014
Dale Gibbons
ABP		499,760	666,346	949,543
PSU	1/30/2018				3,000	6,000	12,000		351,000
RSA	1/30/2018							6,000	351,000
James Haught
ABP		466,587	622,116	886,515
PSU	1/30/2018				3,000	6,000	12,000		351,000
RSA	1/30/2018							6,000	351,000
Robert McAuslan
ABP		193,594	258,125	367,828
PSU	1/30/2018				2,000	4,000	8,000		234,000
RSA	1/30/2018							4,000	234,000
Barbara Kennedy
ABP		173,063	230,750	328,819
PSU	4/24/2018				1,500	3,000	6,000		175,500
RSA	4/24/2018							13,000	772,720
Daniel Myers
ABP		233,438	311,250	444,066
PSU	1/30/2018				1,641	3,282	6,564		191,997
RSA	1/30/2018							3,282	191,997

Non-Equity Incentive Plan Awards (Columns 3-5) The amounts reported in these columns reflect threshold, target and maximum award amounts for fiscal year 2018 pursuant to the 2018 Western Alliance Bancorporation Annual Bonus Plan, which is a performance-based compensation plan. The actual amounts earned by each NEO pursuant to such plan are set forth in the Non-Equity Incentive Compensation Column of the Summary Compensation Table.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            47

EXECUTIVE COMPENSATION  •  COMPENSATION TABLES

Equity Incentive Plan Awards (Columns 6-8) The amounts reported in these columns reflect threshold, target and maximum award amounts for the 2018-2020 performance cycle pursuant to the PSUs issued as part of our 2018 annual equity awards. The actual amounts, if any, earned by each NEO pursuant to such awards are determined by the Compensation Committee at the end of the three-year performance cycle and are based on the Company’s cumulative EPS and total shareholder return during the performance period. Threshold, target and maximum award amounts are payable upon achievement of a cumulative EPS of $12.00, $12.75, and $13.65, respectively, and total shareholder percentiles of 25, 50, and 75, respectively. For more information regarding performance unit awards, please refer to the “Long-Term Incentive Compensation” section of the CD&A.

Stock Awards and Option Awards (Columns 9) The amounts reported in the 9th column reflect the number of shares underlying restricted stock awards that were granted as part of our 2018 annual equity awards. These are time vested awards which will vest 50% on the second and third anniversaries of the grant date.

Grant Date Fair Value (Column 10) In the case of PSUs issued as part of our 2018 annual equity awards, the grant date fair value is based on the target number of shares, which the Company currently estimates as a probable outcome of the market-based performance conditions. Depending on whether or to what extent the respective performance conditions are met, the number of shares for which the performance units are settled may range from zero to 200%.

Outstanding Equity Awards at Fiscal Year End

The following table provides information concerning outstanding stock option awards and unvested RSAs and PSUs held by each NEO as of December 31, 2018. Each outstanding award is represented by a separate row which indicates the number of securities underlying the award. For stock awards, the table provides the total number of shares of stock that have not vested and the aggregate market value of shares of stock that have not vested. We computed the market value of stock awards by multiplying the closing market price of our stock at December 31, 2018 ($39.49), by the number of shares of unvested stock.

		Stock Awards

Name	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Grant Year	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kenneth Vecchione	93,803	3,704,280	2017	—	—
			2018	18,803	742,530
Robert Sarver	147,921	5,841,400	2017	61,380	2,423,896
			2018	19,231	759,432
Dale Gibbons	33,990	1,342,265	2017	13,200	521,268
			2018	6,000	236,940
James Haught	10,455	412,868	2017	9,900	390,951
			2018	6,000	236,940
Robert McAuslan	22,720	897,213	2017	8,800	347,512
			2018	4,000	157,960
Barbara Kennedy	13,000	513,370	2018	3,000	118,470

Daniel Myers	36,426	1,438,463	2017	3,282	301,783
			2018	8,800	129,606

(1)

Based on performance through the end of 2018, amounts shown represent the Company achieving maximum performance goals for the PSUs granted on January 24, 2017 for the 2017-2019 performance period. For the PSUs granted on January 30, 2018 for the 2018-2020 performance period, the amounts shown represent the Company achieving target performance goals. Mr. Haught’s 2017 PSUs were granted on April 1, 2017, which was his employment start date. Ms. Kennedy’s 2018 PSUs were granted on April 24, 2018, which was her employment start date.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            48

EXECUTIVE COMPENSATION  •  COMPENSATION TABLES

Stock Vested and Options Exercised in 2018

The following table provides information concerning the vesting of restricted stock during 2018 for each of the NEOs on an aggregate basis. The table reports the number of shares of stock that have vested; and the aggregate dollar value realized upon vesting of stock. For stock awards that vested in 2018, the aggregate dollar amount realized upon vesting was computed by multiplying the number of shares of stock by the market value of our common shares on the vesting date. Information regarding exercises of stock options has been omitted because no stock options were exercised by NEOs during 2018.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kenneth Vecchione	25,000	1,462,000
Robert Sarver	36,000	2,138,760
Dale Gibbons	8,550	507,956
James Haught	—	—
Robert McAuslan	5,700	338,637
Barbara Kennedy	—	—
Daniel Myers	2,864	170,150

Nonqualified Deferred Compensation in 2018

The Company sponsors the Restoration Plan, a non-qualified deferred compensation plan available only to certain executives. The Restoration Plan became effective in 2006. Under the 401(k) Plan, there is a statutory limit on the amount of compensation that can be taken into consideration in determining participant contributions and the Company’s matching contributions. The Restoration Plan allows participants to contribute 6% of their base salary and bonus compensation payable under the Annual Bonus Plan, without regard to the statutory compensation limit, but offset by participant contributions actually made under the 401(k) Plan. The Company makes matching contributions of 50% of the deferred amount up to 3% of all compensation as offset by the amount of matching contributions made on the participant’s behalf under the 401(k) Plan.

The following table provides information with respect to the Restoration Plan. The amounts shown include compensation earned and deferred in prior years, and earnings on, or distributions of, such amounts. The column “Executive Contributions in 2018” indicates the aggregate amount contributed to such plans by each NEO during 2018. In 2018, no NEO received preferential or above-market earnings on deferred compensation, and no withdrawals or distributions were made.

Name	Executive Contributions in 2018 ($)	Registrant Contributions in 2018 ($) (1)	Aggregate Earnings in 2018 ($)	Aggregate Balance at 12/31/18 ($)
Kenneth Vecchione	—	—	—	—
Robert Sarver	120,770	60,385	27,848	1,127,696
Dale Gibbons	60,078	30,039	7,824	335,854
James Haught	—	—	—	—
Robert McAuslan	16,615	8,308	1,598	77,130
Barbara Kennedy	—	—	—	—
Daniel Myers	27,143	13,572	1,582	81,766

(1)	Amounts in this column are included in the Summary Compensation Table, in the “All Other Compensation” column, and as a portion of the “Registrant Contributions” column in footnote (3) to that table.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            49

EXECUTIVE COMPENSATION  •  CEO PAY RATIO

CEO Pay Ratio

We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay our executive officers receive and the pay our non-managerial employees receive. The Compensation Committee reviewed a comparison of CEO pay to the pay of all our employees in 2018. The compensation for our CEO in 2018 was approximately 55 times the pay of our median employee.	55:1 CEO Pay Ratio

Our CEO to median employee pay ratio is calculated in accordance with Item 402(u) of Regulation S-K. Due to the CEO succession and other changes in our employee population, we recalculated our median employee as of December 31, 2018. We identified the median employee by examining the total compensation for all individuals, excluding Mr. Vecchione and including Mr. Sarver, who were employed by us on December 1, 2018. To determine total compensation, we used: (1) the W-2 Gross Wages amount for all active employees who were employed during the entire 2018 calendar year; and (2) the annualized gross compensation amount for mid-year hires using December 1, 2018 payroll data. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not include retired employees or employees on long term leaves of absence who may have received compensation during the course of the year. We did not make any assumptions, adjustments, or estimates with respect to total cash or equity compensation, other than annualizing the compensation for any active employees that were not employed by us for all of 2018.

After identifying the median employee based on total compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2018 Summary Compensation Table in this proxy statement.

Accordingly, our median employee for 2018 received total compensation in the amount of $87,551, whereas our CEO’s total compensation for 2018 totaled $4,830,831, such that our 2018 CEO to median employee pay ratio was 55:1.

Potential Payments upon Termination or Change in Control

Termination Outside of a Change in Control

The Company has entered into agreements with each of Messrs. Vecchione, and Myers, that provide for payments upon termination outside of a change in control, the terms of which are described in detail below.

Name	Cash Severance ($)		Stock Awards ($)	Total ($)
Kenneth Vecchione	3,038,250		2,961,750	6,000,000

Daniel Myers	740,923	(1)	592,350	1,163,090

(1)	The cash severance amount for Mr. Myers was determined using his 2019 base salary.

Pursuant to the Offer Letter, dated as of May 1, 2017, by and between the Company and Mr. Vecchione (the “Offer Letter”), in the event Mr. Vecchione is terminated by the Company prior to July 9, 2019 without Cause (as defined in the Offer Letter) and not in connection with a change in control, or Mr. Vecchione terminates his employment for Good Reason (as defined below), he is entitled to receive the following payments (subject to his execution of a release and his agreement not to compete with the Company for a period of 24 months): (i) immediate acceleration of the unvested portion of the 100,000 restricted shares granted to Mr. Vecchione on his employment date, (ii) an amount equal to two times the sum of Mr. Vecchione’s annual base salary and target bonus, payable in 24 equal monthly installments; provided that, the total value of severance received under these circumstances shall not exceed a maximum of $6,000,000. For purposes of Mr. Vecchione’s Offer Letter, “Good Reason” shall be deemed to exist if, without Mr. Vecchione’s express written consent, the Company (a) materially diminishes Mr. Vecchione’s authorities, duties or responsibilities, or materially diminishes the authority, duties, or responsibilities of the supervisor to whom Mr. Vecchione is required to report, including a requirement that he report to a corporate officer or employee instead of reporting directly to the Board, (b) relocates Mr. Vecchione’s principal place of employment to a location that is more than thirty (30) miles from Mr. Vecchione’s principal place of employment, or (c) takes any other action or inaction that constitutes a material breach of any agreement under which Mr. Vecchione provides services to the Company.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            50

EXECUTIVE COMPENSATION  •  POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Pursuant to the Protection Agreement, dated March 9, 2015, by and between the Company and Mr. Myers (the “Protection Agreement”), in the event Mr. Myers is terminated following his third anniversary with the Company, but before his fifth anniversary with the Company, the Company shall (i) provide Mr. Myers with salary continuation payments equal to his base salary, if any, for the period from the termination date through his fifth anniversary with the Company; and (ii) cause the vesting of his restricted stock awards scheduled to vest on the fifth anniversary of his employment with the Company to accelerate as of the date of termination of service. Mr. Myers shall not receive payments pursuant to the Protection Agreement if his employment with the Company terminates for any of the following reasons: (a) the loss by Mr. Myers of legal capacity; (b) the willful, intentional and material breach or the habitual and continued neglect by Mr. Myers of his duties and responsibilities; (c) the continuous mental or physical incapacity of Mr. Myers; (d) the willful and intentional violation of any state or federal banking or securities laws, or of the bylaws, rules, policies or resolutions of the Company or its subsidiaries, or the rules of a regulatory agency or governmental authority having jurisdiction over the Company or its subsidiaries; (e) the written determination by a state or federal regulatory agency or governmental authority that Mr. Myers is not suitable to act in the capacity in which he serves the Company; (f) Mr. Myers’s conviction of (i) any felony or (ii) a crime involving moral turpitude, or Mr. Myers’ willful and intentional commission of a fraudulent or dishonest act; or (g) Mr. Myers’ non-insurability for surety bond coverage as determined in the sole discretion of the Company’s insurer at any time. Payments shall also be due to Mr. Myers if he resigns for good reason during the protection period.

With respect to Messrs. Sarver, Gibbons, Haught, and McAuslan, and Ms. Kennedy no current employment agreements are in place providing for payments for termination outside of a change in control.

Potential Payments upon Termination in the Event of a Change in Control

In 2012, the Board of Directors adopted the Western Alliance Bancorporation Change in Control Severance Plan (“CIC Plan”) for its executive officers; therefore, all NEOs are eligible for change in control severance benefits payable pursuant to the CIC Plan. Under the CIC Plan, benefits are payable to eligible executives, including NEOs, only if the plan’s double trigger requirements are satisfied, meaning that, in order to receive any of the following benefits, the executive’s employment must be terminated without cause or the executive must terminate his employment for good reason during the 24-month period following a Change in Control.

A Change in Control is defined as:

•	the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity;

•	a sale of all or substantially all of the assets of the Company to another person or entity; or

•

any transaction, including a merger or reorganization, in which the Company is the surviving entity, which results in any person or entity other than persons who are stockholders or affiliates immediately prior to the transaction owning 50% or more of the combined voting power of all classes of stock of the Company.

Severance benefits under the CIC Plan consist of:

•	a single lump sum cash severance payment in an amount equal to the sum of (i) two times the executive’s base salary, and (ii) two times the executive’s target incentive bonus amount;

•	payment of any annual bonus that the executive earned in the prior year, but which was unpaid as of the executive’s separation from service;

•	payment of a pro rata amount of the executive’s target incentive bonus amount for the year in which the executive’s separation from service occurs, based on the number of days elapsed in the year; and

•	payment of the Company’s portion of the cost of continuing coverage under the Company’s group health benefit plan for the executive and the executive’s family for a period of up to 24 months.

The payment of benefits under the CIC Plan is conditioned upon the executive executing a general release in favor of the Company and is subject to the terms of the non-competition, non-solicitation and confidentiality covenants agreed to between each executive and the Company.

The 2005 Stock Incentive Plan provides for the treatment of outstanding options and shares of restricted stock upon the occurrence of a Change in Control. In the event of a Change in Control, unless the successor entity or a parent or subsidiary thereof has agreed in writing to assume or continue the Company’s outstanding stock options and restricted stock awards or to substitute

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            51

EXECUTIVE COMPENSATION  •  POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

new awards to replace such outstanding awards of the Company, then the outstanding stock options and unvested restricted stock awards will vest in full, and the Board of Directors may elect, in its sole discretion, either to provide that all stock options will be exercisable for a period of 15 days prior to, and contingent upon, the consummation of the Corporate Transaction or to cancel any outstanding options and restricted stock in exchange for an amount of cash or securities. With respect to performance shares, the stock unit agreements provide that, in the event of a Change in Control, the vesting of the 2016, 2017 and 2018 performance shares shall be determined based on performance for the portion of the performance period that elapsed prior to the Change in Control.

Under the Restoration Plan, the Company’s matching contribution in the executive’s account (and all earnings thereon) will become 100% vested immediately (if not already vested) upon a change in control of the Company.

Assuming a change in control or other vesting event occurred on December 31, 2018, the vesting benefit pursuant to the Restoration Plan to each NEO would have been $0 for Mr. Vecchione, $1,127,696 for Mr. Sarver, $335,854 for Mr. Gibbons, $0 for Mr. Haught, $81,766 for Mr. Myers, $77,130 for Mr. McAuslan, and $0 for Ms. Kennedy.

The table below reflects the amount of compensation that would have become payable to each of our NEOs under existing plans if the NEO’s employment had been involuntarily terminated or the NEO resigned for good reason immediately following a Change in Control on December 31, 2018. The actual amounts that would be paid upon a NEO’s termination of employment or in connection with a Change in Control can be determined only at the time of any such event. Due to a number of factors that may affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be higher or lower than indicated in the table. Factors that could affect these amounts include the timing during the year of any such event, our stock price, the attained level of performance for performance units, and any additional agreements or arrangements we may enter into in connection with any change in control or termination of employment. For a more complete understanding of the table, please read the narrative disclosures that follow the table.

Name	Cash Severance ($)	Bonus ($)	Stock Awards ($)	Welfare & Other Benefits ($)	Total ($)
Kenneth Vecchione	4,400,000	1,499,273	4,446,811	30,793	10,376,878

Robert Sarver	3,600,000	1,287,362	5,865,529	24,793	10,777,684

Dale Gibbons	2,700,000	917,841	1,389,653	9,348	5,016,842

James Haught	2,500,000	856,917	1,040,759	—	4,397,677

Robert McAuslan	1,320,000	355,548	926,435	30,793	2,632,776

Barbara Kennedy	1,171,500	317,841	631,840	24,793	2,145,974

Daniel Myers	1,584,000	429,240	1,417,375	22,510	3,453,125

Cash Severance (Column 2) The cash severance amount upon a change in control termination represents a lump sum payment equal to the sum of (i) two times the executive’s base salary as of December 31, 2018, and (ii) two times the executive’s the target incentive bonus amount under the 2018 Annual Bonus Plan.

Bonus (Column 3) The bonus amount represents the pro-rata payment of the annual bonus based on the number of days that the NEO was employed by the Company during the fiscal year. Because we have assumed that the applicable termination of employment occurred on the last day of our 2018 fiscal year, the amounts reported in this column represent the full annual bonus award payable to each NEO for 2018.

Stock Awards (Column 4) The amounts reported represent the value that would have been attained upon the full vesting of all unvested restricted stock and performance share awards held by the NEO as of December 31, 2018. Amounts attributable to performance shares are based on the assumption for the 2017 and 2018 performance share awards would have vested based on achievement of maximum performance and target performance, respectively. The value of each share of restricted stock and performance shares subject to accelerated vesting is equal to our common stock’s closing market price per share of $39.49 on December 31, 2018.

Welfare & Other Benefits (Column 5) The welfare benefits amount represents the employer portion of the premium paid on behalf of the NEO for continued coverage under the Company’s medical, dental and vision plans during the applicable severance period. Amounts are based on premiums paid on the executive’s behalf in 2018.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            52

EXECUTIVE COMPENSATION  •  EMPLOYMENT, NONCOMPETITION AND INDEMNIFICATION AGREEMENTS

Employment, Noncompetition and Indemnification Agreements

Employment Agreements

As described above, the Company entered into an Offer Letter with Mr. Vecchione on May 1, 2017, which governs the terms of his employment with the Company, beginning on July 10, 2017. The Offer Letter provides that Mr. Vecchione would be appointed President of the Company and succeed Mr. Sarver as CEO. Additionally, the Offer Letter provides for an initial annual base salary of $1,000,000, which was increased by $100,000 on January 1, 2018, by $50,000 on January 1, 2019, and will be increased by $50,000 again on January 1, 2020. The Offer Letter further provides for an initial performance-based restricted stock grant of 100,000 shares that vests in tranches of 25% annually for the four years following the grant date. It also provides for future annual grants of performance-based stock units and performance based restricted stock equal to the total dollar amount at the time of the awards of $2,200,000, $2,300,000, and $2,400,000 in 2018, 2019, and 2020, respectively, and participation rights in the Company’s bonus and incentive plans. Mr. Vecchione is also entitled to participate in all employee benefit plans, practices, and programs maintained by the Company. The agreement provides for potential payments upon termination or change-in-control, the details of which are discussed above.

Finally, as described in the Compensation Discussion and Analysis, the Company entered into an Offer Letter with Ms. Kennedy on February 7, 2018, which governs the terms of her employment, beginning on April 16, 2019. The Offer Letter provides that Ms. Kennedy be appointed to the position of Executive Vice President and Chief Human Resources Officer and serve as a member of the Senior Operating Committee. The Offer Letter provides for an initial base salary of $355,000, an initial restricted stock award grant of 3,000 shares with 50% vesting after two years and 50% vesting after three, a performance-based stock unit grant of 3,000 shares with cliff vesting following a three year performance period, and a restricted stock grant of 10,000 shares with a four year vesting period of 25% per year, and participation rights in the Company’s bonus and incentive plans. The Offer Letter further provides for participation in the Company’s CIC Plan, the details of which are discussed above.

Noncompetition Agreements

On July 31, 2002, the Company entered into a Noncompetition Agreement with Mr. Sarver, pursuant to which he has agreed not to compete with the Company nor solicit our employees or customers while he is employed by the Company as a senior executive or is a member of its Board of Directors and for two years following the conclusion of such service. Additionally, Mr. Myers’ Protection Agreement contains certain non-compete terms binding Mr. Myers to certain non-competition, non-solicitation and non-disparagement covenants.

In consideration for the Company making certain executive officers, including the NEOs, eligible for the severance benefits provided pursuant to the Company’s CIC Plan, each executive is subject to the terms of certain non-competition, non-solicitation and confidentiality covenants by and between the executive and the Company, pursuant to which the executive agrees not to disclose confidential Company information at any time and not to compete with the Company nor solicit our employees or customers for a period of one year following termination of employment.

Indemnification Agreements

The Company has entered into indemnification agreements with each of the Company’s directors and executive officers (“indemnitees”) that provide contractual assurance of the indemnification authorized and provided for by the Certificate of Incorporation and Bylaws and the manner of such indemnification.

Certain Transactions with Related Persons

The Company and its banking subsidiaries have engaged in, and in the future expect to engage in, banking transactions in the ordinary course of business with directors, officers, and principal stockholders of the Company and its subsidiaries (and their associates), including corporations, partnerships and other organizations in which such persons have an interest. See “Compensation Committee Interlocks and Insider Participation” on page 26 for more information on these banking transactions.

Other than such banking transactions, there have been four related person transactions since the beginning of fiscal 2018: first, the Company’s bank subsidiary purchased season tickets for the Phoenix Suns’ 2019-2020 season for a total amount of $327,158. Mr. Sarver is the Managing Partner of the entity which owns the Phoenix Suns NBA basketball team, and Mr. Hilton is a limited

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            53

EXECUTIVE COMPENSATION  •  CERTAIN TRANSACTIONS WITH RELATED PERSONS

partner in the Phoenix Suns ownership group. The tickets are used for business development purposes. Second, pursuant to Western Alliance Bank’s Use of Corporate Aircraft Policy, when Mr. Sarver and his related party, the Phoenix Suns, used Western Alliance Bank’s private airplane for non-Company use each paid arms-length transaction fees to Western Alliance Bank totaling $177,259.58 in 2018, with $138,659.51 paid by Mr. Sarver and $38,600.07 paid by the Phoenix Suns. On October 19, 2018, Western Alliance Bank sold 139.35 acres of unimproved OREO real property located east of Old Nogales Highway in Sahuarita, Arizona, to SF III Limited Partnership, a California limited partnership (“SF III”). Mr. Sarver is the President of Vulture III Corporation, a California corporation and the general partner of SF III. The purchase price for the property was $900,000, subject to a Contribution Agreement signed by the parties wherein Western Alliance Bank agreed to contribute up to $290,000 for infrastructure improvement costs set forth in a joint development agreement encumbering the property. Finally, on April 1, 2017, Mr. Haught joined the Company from his prior role as Managing Partner for Financial Services of Exequor Group, LLC (“Exequor”). As Managing Partner for Financial Services of Exequor, Mr. Haught owned 50% of Exequor. Upon joining the Company, Mr. Haught sold his interest to Exequor, paid with a combination of cash and a $1,000,000 note payable in equal quarterly installments over a two and a half year period (the “Note”). In 2018 the Company used Exequor as an external consultant for Risk Management, including its Model Risk Management functions. As of December 31, 2018, Exequor invoiced the Company for $790,702.21. The Note was released in October of 2018, and Exequor is no longer considered a related party of Mr. Haught.

Except as described in the previous paragraphs and except for the compensation arrangements and other arrangements described in “Executive Compensation” elsewhere in this proxy statement, there were no transactions during our fiscal year ended December 31, 2018 and there is not currently proposed any transaction or series of similar transactions to which we were or will be a party, in which the amount involved exceeded or will exceed $120,000 in which any director, any executive officer, any holder of 5% or more of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Certain Business Relationships

Mr. Sarver is one of three general partners in a limited partnership that holds certain commercial real estate in which Messrs. Hilton and Marshall are limited partners. This partnership is not related in any way to the Company’s operating or financial performance or the value of the Company’s shares. None of the directors, other than Mr. Sarver, is a managing or general partner in the limited partnership, nor do they have any other policy making role. Mr. Sarver also is the Managing Partner of the entity which owns the Phoenix Suns NBA basketball team. Mr. Hilton is a limited partner in the Phoenix Suns ownership group.

Mr. Sarver also serves as a director of Meritage Homes Corporation, with his retirement from Meritage effective on May 16, 2019. Mr.  Hilton is the Chairman and CEO of Meritage.

Policies and Procedures Regarding Transactions with Related Persons

In February 2019, the Board of Directors updated its Related Party Transactions Policy (“Policy”) that can be found in the Governance Documents section of the Investor Relations page of the Company’s website at www.westernalliancebancorporation.com or, for print copies, by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary.

The Policy applies only to specific transactions or arrangements with so-called related parties, which includes the Company’s directors, executive officers, beneficial owners of 5% of more of the Company’s voting securities, related entities, and immediate family members of the foregoing. In general, under the Policy, unless the transaction is deemed to be pre-approved under the Policy, every transaction involving a related party that involves amounts greater than $120,000 must be approved by the Governance Committee.

In accordance with Federal Reserve Board Regulation O, the Company’s bank subsidiary has adopted a formal policy governing any extensions of credit to any executive officer, director or significant stockholder of the bank or any affiliate. These policies require, among other things, that any such loan (1) be made on substantially the same terms (including interest rates, collateral and repayment terms) as those prevailing at the time for comparable transactions with unrelated persons, (2) not involve more than the normal risk of collectability or present other unfavorable features for the bank, and (3) be approved by a majority of the bank’s full board of directors, without the direct or indirect participation of the interested person. Any transactions between the Company and an officer or director of the Company (or any of its affiliates), or an immediate family member of such an officer or director, falling outside the scope of these formal policies must be conducted at arm’s length. Any consideration paid or received by the Company in such a transaction must be on terms no less favorable than terms available to an unaffiliated third party under similar circumstances.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            54

INDEPENDENT AUDITORS  •  FEES AND SERVICES

Independent Auditors

Pursuant to the recommendation of the Audit Committee, the Board of Directors has appointed RSM US LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2019, and the related internal controls over financial reporting, as of December 31, 2019. RSM US LLP has served as the independent auditor for the Company since 1994. Representatives of RSM US LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to questions posed by the stockholders.

Fees and Services

The following table shows the aggregate fees billed to the Company for professional services by RSM US LLP for fiscal years 2018 and 2017.

	Fiscal Year 2018 ($)	Fiscal Year 2017 ($)

Audit Fees	969,500	871,500

Audit-Related Fees	33,075	31,500

Tax Fees	20,980	—

All Other Fees	—	—

Total	1,023,555	903,000

Audit Fees. Audit fees for both years include professional fees and costs associated with audits of consolidated financial statements and review of Form 10-K; SAS 100 reviews of interim financial information and related Forms 10-Q. Audit fees for 2018 also include amounts related to SEC offering procedures.

Audit-Related Fees. Audit-related fees include audits of an employee benefit plan.

Tax Fees. Tax fees are related to assistance with a refund claim.

The Audit Committee considered the compatibility of the non-audit-related services performed by and fees paid to RSM US LLP in 2018 and determined that such services and fees are compatible with the independence of RSM US LLP.

Audit Committee Pre-Approval Policy

The Audit Committee is required to pre-approve all audit and non-audit services provided by the Company’s independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee has established a policy regarding pre-approval of permissible audit, audit-related, tax and other services provided by the independent auditors, which services are periodically reviewed and revised by the Committee. Unless a type of service has received general pre-approval under the policy or involves de minimis fees, the service will require specific approval by the Audit Committee. The Audit Committee may delegate to its Chairman the authority to pre-approve services of the independent auditors, provided that the Chairman must report any such approvals to the full Audit Committee at its next scheduled meeting. All Audit, Audit-Related, Tax and All Other Fees described above were approved by the Audit Committee before services were rendered.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            55

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

Security Ownership of Certain Beneficial Owners, Directors and Executive Officers

The following table sets forth as of the Record Date, April 5, 2019, the record and beneficial ownership of the Company’s common stock by: (a) persons known by the Company to be the beneficial owner of more than 5% of the outstanding shares of its common stock; and (b) each director, director nominee and NEO. The ownership of all directors and executive officers (not just NEOs) as a group is provided at the bottom of the table.

The information contained herein has been obtained from the Company’s records and from information furnished to the Company by each person. An asterisk represents less than one percent of the class. The Company knows of no person who owns, beneficially or of record, either individually or with associates, more than 5% of the Company’s common stock, except as set forth below.

Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (#)	Percent of Class (2)

T. Rowe Price Associates, Inc. (3)	7,029,149	6.73%

The Vanguard Group (4)	8,434,934	8.07%

Bruce Beach	39,211	*

William S. Boyd	4,010,189	3.78%

Dale Gibbons (5)	203,707	*

Howard Gould	31,263	*

James Haught	17,587	*

Steven J. Hilton (6)	129,924	*

Marianne Boyd Johnson (7)	562,582	*

Barbara Kennedy	17,051

Robert P. Latta	42,250	*

Cary Mack	157,932	*

Todd Marshall	811,380	*

Robert McAuslan	31,625	*

Adriane McFetridge	—	*

Daniel Myers	104,064	*

James Nave, D.V.M.	331,631	*

Michael Patriarca	16,015	*

Robert G. Sarver (8)	1,073,096	1.03%

Donald D. Snyder	107,239	*

Sung Won Sohn	36,501	*

Kenneth A. Vecchione (9)	292,500	*

All directors and executive officers as a group (22 persons)	8,071,029	7.72%

*	Less than 1%

(1)

In accordance with the Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if such person has or shares voting power and/or investment power with respect to the shares, or has a right to acquire beneficial ownership at any time within 60 days from April 5, 2019. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares. Shares subject to outstanding stock options and warrants, which an individual has the right to acquire within 60 days of April 5, 2019 (“exercisable stock options” and “exercisable warrants,” respectively), are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class of stock owned by such individual or any group including such individual only. Beneficial ownership may be disclaimed as to certain of the securities. The business address of each of the executive officers and directors is One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Telephone: (602) 389-3500.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            56

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

(2)	Percentage calculated on the basis of 104,480,791 shares outstanding on April 5, 2019.

(3)

Based on a Schedule 13G filed by T. Rowe Price Associates, Inc. (“T. Rowe Price”) on February 14, 2019. These securities are owned by various individual and institutional investors which T. Rowe Price serves as investment adviser with power to direct investments and/or sole power to vote the securities. T. Rowe Price has sole voting power of 1,271,432 shares, shared voting power of 0 shares, sole dispositive power of 7,029,149 shares, and shared dispositive power of 0 shares. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price is deemed to be a beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price’s address is 100 E. Pratt Street, Baltimore, Maryland 21202.

(4)

Based on a Schedule 13G filed by The Vanguard Group (“Vanguard”) on February 11, 2019. Vanguard has sole voting power of 51,323 shares, shared voting power of 11,027 shares, sole dispositive power of 8,382,398 shares, and shared dispositive power of 52,536 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(5)	Mr. Gibbons’ share ownership includes 130,000 shares pledged or held in a margin account.

(6)	Mr. Hilton’s share ownership includes 61,548 shares held by a limited liability company.

(7)	Ms. Johnson’s share ownership includes 55,668 shares pledged or held in a margin account and 172,796 shares held by a limited partnership.

(8)

Mr. Sarver’s share ownership includes: (i) 30,000 shares held by Mr. Sarver’s spouse, over which he disclaims all beneficial ownership; (ii) 5,000 shares held by Mr. Sarver’s children, over which he disclaims all beneficial ownership; (iii) 89,822 shares held by a limited partnership; (iv) 33,105 shares held by a corporation; and (v) 553,200 shares pledged or held in a margin account.

(9)	Mr. Vecchione’s share ownership includes 87,103 shares pledged or held in a margin account.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            57

ITEMS OF BUSINESS TO BE ACTED ON AT THE MEETING  •  PROPOSAL NO. 1. ELECTION OF DIRECTORS

Items of Business to be Acted on at the Meeting

Proposal No. 1. Election of Directors

The Company’s Bylaws provide that the Board of Directors will consist of not less than 8 or more than 17 directors. The Board of Directors may, from time to time, fix the number of directors within these limits. Effective as of the date of the Annual Meeting, the Company’s Board of Directors will be fixed at 13 directors.

The 13 individuals listed below, all of whom, with the exception of Ms. McFetridge, are currently directors of the Company, are the nominees to be elected as directors at the Annual Meeting to serve for one-year terms. Proxies may not be voted for a greater number of persons than the number of nominees named.

Vote Required. A nominee shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election.

The Board of Directors unanimously recommends that the stockholders vote

“FOR” all of the following nominees:

Bruce Beach

Howard N. Gould

Steven J. Hilton

Marianne Boyd Johnson

Robert P. Latta

Todd Marshall

Adriane McFetridge

James E. Nave, D.V.M.

Michael Patriarca

Robert Gary Sarver

Donald D. Snyder

Sung Won Sohn, Ph.D.

Kenneth A. Vecchione

Biographical information about these nominees may be found beginning at page 6 of this proxy statement.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            58

ITEMS OF BUSINESS TO BE ACTED ON AT THE MEETING  •  PROPOSAL NO. 2. ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Proposal No. 2. Advisory (Non-Binding) Vote on Executive Compensation

Section 14A of the Exchange Act requires that our stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation, no less than once every three years. Consistent with the desire of the Company’s stockholders expressed at the 2018 Annual Meeting of Stockholders to conduct the advisory vote on executive compensation annually, the Company has elected to provide for annual votes on executive compensation.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2018 Summary Compensation Table and other related tables and disclosures therein.

Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of the Company and its affiliates, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers, and to align to the greatest extent possible interests of management and stockholders. Our Board of Directors believes that our compensation policies and practices achieve these objectives.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Board of Directors and Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            59

ITEMS OF BUSINESS TO BE ACTED ON AT THE MEETING  •  PROPOSAL NO. 3. RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITOR

Proposal No. 3. Ratification of Appointment of the Independent Auditor

The Audit Committee has appointed the firm of RSM US LLP as the independent auditor to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2019 and the Company’s internal control over financial reporting as of December 31, 2019. Representatives of RSM US LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the meeting. Although stockholder ratification of the appointment of the Company’s independent auditor is not required by our bylaws or otherwise, we are submitting the selection of RSM US LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for the Company.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the ratification of the appointment of RSM US LLP as the Company’s independent auditor.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            60

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the common stock to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock. The Company prepares reports for such filings of its officers and directors based on information supplied by them. Based solely on its review of such information and written representations from certain reporting persons, the Company believes that during the fiscal year ended December 31, 2018, its officers and directors were in compliance with all applicable filing requirements.

Equity Compensation Plan Information

As of December 31, 2018, there are no outstanding options under the Company’s 2005 Stock Incentive Plan (the only plan pursuant to which the Company issues equity awards). The amounts reflected in the table below represent both the total number of shares remaining available for future issuance under the Company’s 2005 Stock Incentive Plan and the outstanding options and shares assumed as part of the acquisition of Bridge Capital Holdings on June 30, 2015, which were issued pursuant to the now closed Bridge Capital Holdings’ 2006 Equity Incentive Plan.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of shares remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders (1)	58,307	$18.38	2,856,156

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	58,307	$18.38	2,856,156

(1)	Shares issued in respect of these assumed options do not count against the share limits of the 2005 Stock Incentive Plan.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            61

VOTING RIGHTS

Voting Rights

Only stockholders of record at the close of business on April 5, 2019 (“Record Date”) are entitled to vote at the Annual Meeting and any adjournments thereof. On the Record Date, there were 104,480,791 shares of common stock outstanding and eligible to be voted at the Annual Meeting. Each holder of common stock shall have one vote for each share of common stock of the Company in the holder’s name on the Record Date.

Stockholders who do not plan to attend the Annual Meeting in person or who will attend the Annual Meeting but wish to vote by proxy may do so as follows:

•	Internet: going to www.proxyvote.com and following the online instructions. You will need information from your Notice of Internet Availability or proxy card, as applicable, to submit your proxy.

•	Telephone: calling 1-800-690-6903 and following the voice prompts. You will need information from your Notice of Internet Availability or proxy card, as applicable, to submit your proxy.

•

Mail (if you request to receive your proxy materials by mail): marking your vote on your proxy card, signing your name exactly as it appears on your proxy card, dating your proxy card, and returning it in the envelope provided.

Stockholders who provide their proxy over the internet may incur costs, such as telephone and internet access charges, for which the stockholder is responsible. Eligible stockholders of record will not be able to provide their proxy through the internet or over the telephone after 11:59 p.m. Eastern Time on June 3, 2019. After such time, stockholders of record will only be able to vote by attending the Annual Meeting and voting in person.

A proxy may be revoked at any time before the shares represented by it are voted at the Annual Meeting by delivering to the Corporate Secretary of the Company a written revocation or a duly executed proxy bearing a later date (including a proxy given over the internet or by telephone), or by voting in person at the Annual Meeting. Attendance at the Annual Meeting without voting will not revoke a previously provided proxy.

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee (“record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct.

If you do not give instructions, whether the broker can vote your shares depends on whether the proposal is considered “routine” or “non-routine” under New York Stock Exchange (“NYSE”) rules. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide instructions. The Ratification of Auditor is the only proposal set forth in this proxy statement that is considered routine.

For each of the proposals to be considered at the Annual Meeting, abstentions and broker non-votes will have the following effect:

Proposal No. 1 – Election of Directors. Broker non-votes and abstentions will have no effect on this proposal.

Proposal No. 2 – Advisory (Non-Binding) Vote on Executive Compensation. Broker non-votes will have no effect on this proposal. Abstentions will have the same effect as votes against the proposal.

Proposal No. 3 – Ratification of Auditor. Abstentions will have the same effect as votes against this proposal.

If your shares are held in the name of a bank or broker, your ability to provide a proxy over the internet or via the telephone will depend on the processes of your bank or broker. Therefore, we recommend that you follow the instructions on the form you receive.

Your proxy is being solicited by the Board of Directors of the Company. Your proxy will be voted as you direct; however, if no instructions are given on an executed and returned proxy, it will be voted FOR the election of the thirteen director nominees for a one year term, FOR the approval of our executive compensation, and FOR the ratification of our auditors.

If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters in their discretion. The Company filed its annual report on Form 10-K for its 2018 fiscal year with the Securities and Exchange Commission (“SEC”) on March 1, 2019. Stockholders may obtain, free of charge, a copy of our annual report on Form 10-K by visiting www.proxyvote.com or www.westernalliancebancorporation.com, or by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            62

VOTING RIGHTS  •  QUORUM AND SUMMARY OF PROPOSALS

Quorum and Votes Required

The presence in person or by proxy of the holders of a majority of the shares of the capital stock of the corporation entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes will be treated as shares that are present, or represented and entitled to vote, for purposes of determining the presence of a quorum at the Annual Meeting. Our Board of Directors has recommended you vote “FOR” the director-nominees, “FOR” the approval of our executive compensation, and “FOR” the ratification of our auditor.

Proposal No. 1 – Election of Directors.

A nominee will be elected if the votes cast for the nominee’s election exceed the votes cast against such nominee’s election. There is no cumulative voting in the election of directors.

Proposal No. 2 – Advisory (Non-Binding) Vote on Executive Compensation.

The annual advisory vote will be approved if a majority in voting power of the shares present in person or represented by proxy and entitled to vote cast their votes for the proposal. Because the vote is advisory, neither the Company nor the Board of Directors will be bound to take action based upon the outcome. However, the Compensation Committee and Board of Directors will consider the outcome of the vote when considering future executive compensation arrangements.

Proposal No. 3 – Ratification of Auditor.

The proposal to ratify the appointment of RSM US LLP as the Company’s independent auditor will be approved if a majority in voting power of the shares present in person or represented by proxy and entitled to vote cast their votes for the proposal. If the appointment is not approved by the stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment in 2019 will stand, unless the Audit Committee finds other good reason for making a change.

Shares in the Company 401(k) Plan

If you hold shares in the Western Alliance Bancorporation 401(k) Plan (the “401(k) Plan”), you may instruct the plan trustee on how to vote your shares in the 401(k) Plan by mail, by telephone or over the internet as described above. You may vote or provide instructions with respect to all of the shares of our common stock allocated to your account on the Record Date.

In addition, your vote or instructions will also apply pro rata, along with the votes or instructions of other participants in the 401(k) Plan who return voting instructions to the trustee, to all shares held in the 401(k) Plan for which voting directions are not received. These undirected shares may include shares credited to the accounts of participants who do not return their voting instructions and shares held in the 401(k) Plan that were not credited to individual participants’ accounts as of the Record Date. The trustee will automatically apply your voting preference to the undirected shares proportionately with all other participants who provide voting directions.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            63

OTHER MATTERS  •  NOTICE AND ACCESS

Other Matters

Notice and Access

We use the SEC notice and access rule that allows us to furnish our proxy materials to our stockholders over the internet instead of mailing paper copies of those materials. As a result, beginning on or about April 17, 2019, we sent our stockholders by mail a notice of internet availability of proxy materials containing instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. You will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to on the notice. Using notice and access allows us to reduce our printing and mailing costs and the environmental impact of our proxy materials. The Company will pay all expenses incurred in this solicitation.

Cost of Proxy Solicitation

The Company is soliciting proxies by mail, over the internet and by telephone, and the Company’s directors, officers and employees may solicit proxies on behalf of the Company without additional compensation. In addition, the Company has retained Morrow Sodali, LLC of 470 West Ave. Stamford, Connecticut 06902, to assist in the solicitation of proxies for a fee of $9,000.00 plus disbursements based on out-of-pocket expenses, telecommunicators, directory assistance and related telephone expenses. Proxy solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to the beneficial owners of shares held in their names. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to beneficial owners.

Stockholder Proposals for the 2020 Annual Meeting

Any proposal which a stockholder wishes to have included in the Company’s proxy statement and form of proxy relating to its 2020 Annual Meeting of stockholders must be received by the Company in writing on or before the close of business on December 19, 2019 and the proposal must otherwise comply with Rule 14a-8 under the Exchange Act, including the proof of ownership requirements of Rule 14a-8(b)(2), and Delaware law. Proposals must be addressed to the Corporate Secretary at the Company’s principal executive offices located at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004.

Failure to deliver a proposal in accordance with these procedures may result in it not being deemed timely received. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. Our Governance Committee reviews all stockholder proposals and makes recommendations to the Board of Directors for actions on such proposals. For information on qualifications of director nominees considered by our Governance Committee, see the “Corporate Governance – Director Selection Process” section of this proxy statement.

In addition, under our Bylaws, any stockholder who intends to nominate a candidate for election to the Board of Directors or to propose any business at our 2020 Annual Meeting that is not to be included in the proxy statement, must give notice to our Corporate Secretary between February 6, 2020 and the close of business on March 7, 2020. The notice must include information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements related to the Company’s stock. If the 2020 annual meeting is held more than 30 days from the anniversary of the 2019 Annual Meeting of stockholders, the stockholder must submit notice of any such nomination and of any such proposal that is not to be included in the proxy statement by the later of the 90th day before the 2020 Annual Meeting or the 10th day following the day on which the date of such meeting is first publicly announced. We will not entertain any proposals or nominations at the 2020 Annual Meeting that do not meet the requirements set forth in our Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, the Company may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination. The Company strongly encourages stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

Annual Report on Form 10-K

The Company has filed its Annual Report on Form 10-K for its 2018 fiscal year with the SEC. Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary, or from the website www.proxyvote.com.

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            64

OTHER MATTERS  •  LEGAL PROCEEDINGS

Legal Proceedings

No director or executive officer of the Company is a party to any material pending legal proceedings or has a material interest in any such proceedings that is adverse to the Company or any of its subsidiaries.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports, proxy statements, and Notices of Internet Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single annual report, proxy statement, or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Brokers with account holders who are stockholders of the Company may be householding the Company’s proxy materials. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement, or Notices of Internet Availability of Proxy Materials or if you are receiving multiple copies thereof and wish to receive only one, please notify your broker or notify the Company by sending a written request to Western Alliance Bancorporation, One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attn: Corporate Secretary, or by calling (602) 389-3500.

Other Business

Except as described above, the Company knows of no business to come before the Annual Meeting. However, if other matters should properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the proxy to vote in accordance with the determination of a majority of the Board of Directors on such matters.

BY ORDER OF THE

BOARD OF DIRECTORS

ROBERT G. SARVER

EXECUTIVE CHAIRMAN OF THE BOARD OF DIRECTORS

Dated: April 17, 2019

WESTERN ALLIANCE BANCORPORATION 2019 PROXY STATEMENT            65

Western Alliance Bancorporation®

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

1. Election of Directors

	Nominees	For	Against	Abstain
1A	Bruce Beach	☐	☐	☐
1B	Howard N. Gould	☐	☐	☐
1C	Steven J. Hilton	☐	☐	☐
1D	Marianne Boyd Johnson	☐	☐	☐
1E	Robert P. Latta	☐	☐	☐
1F	Todd Marshall	☐	☐	☐
1G	Adriane McFetridge	☐	☐	☐
1H	James E. Nave, D.V.M.	☐	☐	☐
1I	Michael Patriarca	☐	☐	☐
1J	Robert Gary Sarver	☐	☐	☐
1K	Donald D. Snyder	☐	☐	☐
1L	Sung Won Sohn, Ph.D.	☐	☐	☐
1M	Kenneth A. Vecchione	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

		For	Against	Abstain
2	Approve, on a non-binding advisory basis, executive compensation.	☐	☐	☐
3	Ratify the appointment of RSM US LLP as the Company's independent auditor.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000418946_1 R1.0.1.18

WESTERN ALLIANCE BANCORPORATION ONE E. WASHINGTON, SUITE 1400 PHOENIX, AZ 85004 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/03/2019 for shares held directly and by 11:59 P.M. ET on 05/30/2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/03/2019 for shares held directly and by 11:59 P.M. ET on 05/30/2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 1A Bruce Beach 1B Howard N. Gould 1C Steven J. Hilton 1D Marianne Boyd Johnson 1E Robert P. Latta 1F Todd Marshall 1G Adriane McFetridge 1H James E. Nave, D.V.M. ☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com WESTERN ALLIANCE BANCORPORATION Annual Meeting of Stockholders June 4, 2019 11:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Dale Gibbons and Randall S. Theisen, or either of them, as proxies, with full power of substitution, to vote shares of common stock of WESTERN ALLIANCE BANCORPORATION (“WAL”) owned of record by the undersigned and which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM MST June 4, 2019, at 1 E. Washington St. Ste 1400 Phoenix, AZ 85004, and any adjournment or postponement thereof (“Annual Meeting”), as specified on the reverse side of this proxy card, and to vote in accordance with their discretion on such other matters as may properly come before the meeting. The undersigned also provides directions to Charles Schwab Trust Co., Trustee, to vote shares of common stock of WAL allocated to accounts of the undersigned under the WAL 401(K) Plan, and which are entitled to be voted, at the Annual Meeting, as specified on the reverse side of this proxy card. Where a vote is not specified: The proxies will vote all such shares owned of record as recommended by the Board of Directors on all proposals; and the Trustee will vote all such shares allocated to the WAL 401(K) Plan account of the undersigned on all proposals in the same manner and proportion as shares for which voting instructions are received. 0000418946_2 R1.0.1.18 Continued and to be signed on reverse side